Exhibit 10.10

AIR COMMERCIAL REAL ESTATE ASSOCIATION

STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE – NET

(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1. Basic Provisions (“Basic Provisions”).

1.1 Parties: This Lease (“Lease”), dated for reference purposes only February 12, 2009                                                                 ,

is made by and between PCCP DJ ORTHO, LLC, a Delaware limited liability company                                                                                                                                                                                                                                                                                     (“Lessor”) and AutoGenomics, Inc., a Delaware corporation                                                                                                                       (“Lessee”), (collectively the “Parties,” or individually a “Party”).

1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 2980 Scott Street, Vista, California                                                                                                          , located in the County of San Diego                                                             , state of California                                                                   , and generally described as (describe briefly the nature of the property and, if applicable, the “Project”, if the property is located within a Project) 2980 Scott Street office/industrial building containing approximately 126,715 rentable square feet                                                                                                                                                                                                                                                                                                                                                                                                                           (“Premises”). (See also Paragraph 2)

1.3 Term: nine             years and -0-                 months (“Original Term”) commencing February 1, 2009                                     (“Commencement Date”) and ending January 31, 2018                                                      (“Expiration Date”). (See also paragraph 3)

1.4 Early Possession: N/A                                                                                                                         (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)

1.5 Base Rent: $ See Addendum Paragraph 51                         per month (“Base Rent”), payable on the first                                         day of each month commencing February 1, 2009                                                                                        .                                                                                                                                                                                        (See also Paragraph 4)

☐ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Paragraph 51

1.6 Base Rent and Other Monies Paid Upon Execution:

(a) Base Rent: $78,000.00                 for the period to be applied to installments of Base Rent due as per Schedule in Addendum Paragraph 51.                                                                                                                                                                                .

(b) Security Deposit: $172,000.00             (“Security Deposit”). (See also Paragraph 5) See Addendum Paragraph 52

(c) Association Fees: $                               for the period

(d) Other: $ See Paragraph 51             for Operating Expenses

                                                                                                                                                                                                                           .

(e) Total Due Upon Execution of this Lease: $125,000.00                                                                                  .

1.7 Agree Use: General office, manufacturing, testing, laboratory, and other use consistent with the City of Vista “RLI” (Research/Light Industrial)                                                                                                                                        . (See also Paragraph 6)

1.8 Insuring Party: Lessor is the “Insuring Party” unless otherwise stated herein. (See also Paragraphs 8)

1.9 Real Estate Brokers: (See also Paragraph 15)

(a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☑ Grubb & Ellis/BRE Commercial                                                                           represents Lessor exclusively (“Lessor’s Broker”);

☑ Burleson Pacific                                                                                                  represents Lessee exclusively (“Lessee’s Broker”); or

☐                                                                                                                                 represents both Lessor and Lessee (“Dual Agency”).

(b) Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Broker the fee agreed to in their separate written agreement ~~(or if there is no such agreement, the sum of              or             % of the total Base Rent) for the brokerage services rendered by the Brokers. See Addendum Paragraph 53.~~

1.10 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by N/A                                                                                                                                                                                                                (“Guarantor”). (See also Paragraph 37)

1.11 Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☑ an Addendum consisting of Paragraphs 51                                         through 60                                                 ;

☑ a plot plan depicting the Premises attached as Exhibit “A”; Legal Description attached as Exhibit “A-1.”

☐ a current set of the Rules and Regulations;

☑ a Work Letter attached as Exhibit “B: to this Lease;

☑ other (specify): Exhibit “C” Purchase Agreement, Exhibit “D” SNDA

                                                                                                                                                                                                                     .

2. Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and

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upon all of the terms, covenants set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision to revision whether or not the actual size is more or less. Note: Lessee is advise to verify the actual size prior to executing this lease.

2.2 Condition. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date ~~or the Early Possession Date, whichever first occurs~~ (“Start Date”), and, so long as the required service contacts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on the Commencement Date and during the Warranty Period (as defined in Paragraph 54) and also, that, as of the Commencement Date and during the Warranty Period ~~said date~~, that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the “Building”) shall be free of material defects, and that the Premises do not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law. If a non-compliance with said warranty exists as of the ~~Start~~ Commencement Date or during the Warranty Period, or if one of such systems or elements should malfunction or fall within the appropriate warranty period as set forth in Paragraph 54, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense. ~~The warranty periods shall be as follows: (i) 6 months as to the HVAC system, and (ii) 30 days as to the remaining systems and other elements of the Building.~~ If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense. See Addendum Paragraph 54.

2.3 Compliance. Lessor warrants that to the best of its knowledge the improvements on the Premises comply with the building codes, applicable laws, covenants or restrictions of record, regulations and ordinances (“Applicable Requirements”) that were in effect at the time that each improvement, or portion thereof, was constructed. Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result Lessees’s use (see Paragraph 50), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. Notwithstanding the foregoing, to the extent the City of Vista requires Alterations pursuant to the Americans with Disabilities Act or any similar law as a condition to the issuance of governmental approvals for Lessee’s Improvements. Lessor shall pay for such ADA Alterations in an amount not to exceed $25,000. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and an amount equal to 6 months Base Rent. If Lessee elects termination , Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) if such Capital expenditure is not the result of the specific and unique use of the Premises by Lessee (such as governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date that on which the Base Rent is due, an amount equal to 144th of the portion of such costs reasonably attributable to the Premises. Lessee shall pay Interest on the balance but may prepay its obligation at anytime. If however such Capital Expenditure is required during the last 2 years of the Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate , and fails to tender its share of any such capital Expenditure Lessee may advance such funds and deducted same, with Interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

(c) Notwithstanding the above, the provision concerning Capital Expenditures are intended to apply only to non-voluntary unexpected and new Applicable Requirements If the capital expenditures are instead triggered by Lessee as a result of an actual proposed change in use change in intensity of use or modification to the Premises then and in that event Lessee shall either (i) Immediately cause such changed use or intensity of used and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expenses Lessee shall not however have any right to terminate this lease.

2.4 Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties to said matters other than as set forth in this Lease. In addition, Lessor acknowledge that: (i) Broker have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 ~~Lessees as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.~~

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3. Term.

3.1 Term. The commencement Date, Expiration Date and Original Term of this Lease are as specific in Paragraph 1.3. See also Addendum Paragraph 60.

3.2 ~~Early Possession. If Lessee totally or partially occupies the Premises prior in the Commencement Date, the obligations to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligation to pay Real Property Taxes and Insurance premiums and to maintain the Premises) shall be in effect during such period. Any such early possession shall not affect the Expiration Date.~~

3.3 Delay in Possession. Lessor agrees to used its best commercially reasonable efforts to deliver possession of the premises to Lessee by the commencement Date. If despite said efforts, Lessor is unable to deliver by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligate to pay Rent or performed its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of lessee. ~~If possession is not delivered within 60 days after the Commencement Date, Lessee may at its option by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the parties shall be discharge from all obligations hereunder . If such written notice is not required by lessor within said 10 day period , Lessee’s right to cancel shall terminate. If Possession of the Premises is not delivered within 120 days after the Commencement Date this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.~~

3.4 Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to performed all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other condition prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4. Rent.

4.1 Rent Defined. All monetary obligation of Lessee to Lessor under the term of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2 Payment. Lessee shall cause payments of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary ~~amounts shall be rounded to the nearest whole dollar.~~ In the event that any invoice prepared by Lessor is inaccurate shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other person or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so starting. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charges and Lessor at its option, may require all future Rent be paid by cashier check. Payment will be supplied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent, Insurance and Real Property Taxes, and any remaining amount to any other outstanding charges cost.

4.3 Intentionally Deleted. ~~Association Fees. In addition to the Base Rent, Lessee shall pay to Lessor each month an amount equal to any owner’s association or condominium fee levied or assessed against the Premises. Said monies shall be paid of the same time and in the same manner as the Base Rent.~~

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the initial Security Deposit (as defined in Addendum Paragraph 52) as security for Lessee’s faithful performance of its obligations under this Lease and the Remaining Security Deposit (as defined in Addendum Paragraph 52) by July 1, 2009. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor, for Rents which will be due in the future and/or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lessee, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the Base Rent payable upon full occupancy, i.e, the Base Rent as of August 1, 2010. ~~Initial Base Rent~~. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment to account for any increased wear and tear that the Premises may suffer as a result thereof. ~~If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced Lessee shall deposit such addition monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition.~~ Lessor shall not be required to keep the Security Deposit separate from it’s general accounts. Within ~~00~~ 30 days after the expiration or termination of this lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6. Use.

6.1 Use. Lessee shall used the occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not used of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other that guide, signal and seeing eye dogs Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or

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the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

6.2 Hazardous Substances.

(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of ~~Lessor~~ City of Vista and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, ~~Lessee may use~~ Lessor consents to the use by Lessee of any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, which includes Hazardous Substances typically used in connection with Tenant’s biotechnology business , ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, ~~is not a Reportable Use,~~ and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent unless approved by the City of Vista to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, its agents, employees, invitees or contractors (collectively, the “Lessee Parties”) or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any of the Lessee Parties or any third party.

(d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its property manager, agents, employees, partners, members, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any of the Lessee Parties or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Lessee). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee or any of the Lessee Parties, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e) Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which result from Hazardous Substances which existed on the Premises prior to Lessee’s occupancy or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of Investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee’s occupancy, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

(g) Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater, or chooses to rectify such Hazardous Substance Condition, at its sole cost and expense. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall

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continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

6.3 Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the such Requirements, without regard to whether such Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4 Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises, for showing the Premises to prospective purchasers, tenants or lenders, and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such Inspection, so long as such inspection is reasonably related to the violation or contamination and such Inspection and scope of work have been mutually approved. In addition, Lessee shall provide copies of all relevant material safety data sheets ( MSDS) to Lessor within 10 days of the receipt of a written request therefor.

7. Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1 Lessee’s Obligations.

(a) In General. (See Addendum Paragraph 54) Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, roof drainage systems, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.l(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition (including, e.g. graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.

(b) Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, and (vi) clarifiers. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c) Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to ~~115~~ 110% of the cost thereof.

(d) Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.l(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month). Lessee shall pay reasonable Interest on the unamortized balance but may prepay its obligation at any time.

7.2 Lessor’s Obligations. (See Addendum Paragraph 55) Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it Is inconsistent with the terms of this Lease.

7.3 Utility Installations; Trade Fixtures; Alterations.

(a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

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(b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month’s Base Rent in the aggregate or a sum equal to one month’s Base Rent in any one year. ~~Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor, which consent shall not be unreasonably withhold.~~ Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. ~~For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.~~

(c) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor or the Premises is named in or elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

7.4 Ownership; Removal; Surrender; and Restoration.

(a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any Lessee Owned Alterations or Utility Installations made without the required consent.

(c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8. Insurance; Indemnity.

8.1 Payment For Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within 10 days following receipt of an invoice.

8.2 Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such Insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

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(b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 Property Insurance - Building, Improvements and Rental Value.

(a) Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee not by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

(b) Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value Insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period. Lessee shall be liable for any deductible amount in the event of such loss.

(c) Adjacent Premises. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

8.4 Lessee’s Property; Business Interruption Insurance.

(a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

(b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A-, VI, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 Indemnity. Except for Lessor’s or its agents, employees or property manager’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, employees, or property manager, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8. Exemption of Lessor and its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

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8.9 Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to Incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9. Damage or Destruction.

9.1 Definitions.

(a) “Premises Partial Damage” shall mean damage or destruction to the Improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessee shall promptly notify Lessor in the event of any damage or destruction to the Premises. Lessor shall thereafter notify Lessee in writing within ~~30~~ 15 days from Lessee’s notice ~~the date of the damage or destruction~~ as to whether or not the damage is Partial or Total. Notwithstanding the foregoing, Premises Partial Damage shall not include damage to windows, doors, and/or other similar items which Lessee has the responsibility to repair or replace pursuant to the provisions of Paragraph 7.1.

(b) “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within ~~30~~ 15 days from the later of (i) the date of the damage or destruction or (ii) Lessee’s notice as to whether or not the damage is Partial or Total.

(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance, in, on, or under the Premises which requires remediation.

9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee’s responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefore. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease or (ii)

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the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6 Abatement of Rent; Lessee’s Remedies.

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which the rentable square footage of the ~~Lessee’s use~~ of the Premises is rendered unusable by Lessee (due to physical damage to the Building or building systems or the unavailability of access to the Premises) and not used by Lessee ~~impaired~~, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies. If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within ~~90~~ 45 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

10. Real Property Taxes.

10.1 Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises or the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises, and (ii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

10.2 Payment of Taxes. In addition to Base Rent, Lessee shall pay to Lessor an amount equal to the Real Property Tax installment due at least 20 days prior to the applicable delinquency date. If any such installment shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee’s share of such installment shall be prorated. In the event Lessee incurs a late charge on any Rent payment, Lessor may estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee monthly in advance with the payment of the Base Rent. Such monthly payments shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sum as is necessary. Advance payments may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any such advance payments may be treated by Lessor as an additional Security Deposit.

10.3 Joint Assessment. If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.

10.4 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11. Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, including, without limitation, janitorial services, together with any taxes thereon. ~~If any~~ Lessee shall cause such services to be ~~are not~~ separately metered ~~or~~ and billed to Lessee~~,~~ and Lessee shall pay a ~~reasonable proportion, to be determined by Lessor, of all~~ charges promptly and when due, ~~jointly metered or billed~~. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

12. Assignment and Subletting.

12.1 Lessor’s Consent Required. See Addendum Paragraphs 61 and 62.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent.

(b) Unless Lessee is a corporation ~~and its stock is publicly traded on a national stock exchange,~~ a change in the control of Lessee shall constitute an assignment requiring consent. ~~The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.~~

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~~(e) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.~~

(d) An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

(e) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(g) Notwithstanding the foregoing, allowing a de minimis portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c) Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g) Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13. Default; Breach; Remedies.

13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

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(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the properly insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR’S RIGHTS, INCLUDING LESSOR’S RIGHT TO RECOVER POSSESSION OF THE PREMISES.

(c) The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee.

(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or financial statements, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42, (viii) material safety data sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f) The occurence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

~~(h) If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.~~

13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within ~~10~~ 30 days after written notice (or in case of an emergency, without notice) but specifically excluding monetary obligations, Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to ~~115%~~100% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefore. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of relating, including necessary renovation and alteration of the Premises, reasonable attorney’s fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute, shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

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13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concession are hereinafter referred to as “Inducement Provisions,” shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration therefore abated, given or paid by Lessor under such an inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 Breach by Lessor.

(a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than ~~30~~ 15 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than ~~30~~ 15 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such ~~30~~ 15 day period and thereafter diligently pursued to completion.

(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within ~~30~~ 15 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided, however, that such offset shall not exceed an amount equal to the greater of one month’s Base Rent or the Security Deposit, reserving Lessee’s right to seek reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the Building, or more than 25% of that portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee’s option, to exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installation made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee shall be entitled to any and all compensation which is payable therefore. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15. Brokerage Fees.

15.1 Additional Commission. ~~In addition to the payments owed pursuant to Paragraph 1.9 above, and unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that: (a) if Lessee exercises any Option, (b)~~ No commissions other than the leasing commissions referenced in Addendum Paragraph 53 shall be payable under this Lease. If Lessee or anyone affiliated with Lessee exercises the Purchase Option (as defined in Addendum Paragraph 56) or otherwise acquires any rights to the Premises or other premises owned by Lessor and located within the same Project, if any, within which the Premises is located, (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, no additional commission shall be due and payable to Brokers. ~~Then, Lessor shall pay Brokers a fee in accordance with the schedule of the Brokers in effect at the time of the execution of this Lease.~~

15.2 ~~Assumption of Obligations. Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.9, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue Interest. In addition, if Lessor fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker for the limited purpose of collecting any brokerage fee owed.~~

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15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the Indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

16. Estoppel Certificates.

(a) Each Party (as “Responding Party”) shall within ~~10~~ twenty (20) days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

~~(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.~~

~~(c)~~ If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee ~~and all Guarantors~~ shall within 10 days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. See Addendum Paragraph 56.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. ~~Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party~~.

23. Notices.

23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. See Addendum Paragraph 57. ~~The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices .~~ Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers.

(a) No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a

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waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b) The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

(c) THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

25. ~~Disclosures Regarding The Nature of a Real Estate Agency Relationship.~~

~~(a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:~~

~~(i) Lessor’s Agent. A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor’s agent or subagent has the following affirmative obligations: To the Lessor: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.~~

~~(ii) Lessee’s Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.~~

~~(iii) Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: a. A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. b. Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.~~

~~(b) Brokers have no responsibility with respect to any default or breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this Lease may be brought against Broker more than one year after the Start Date and that the liability (including court costs and attorney’s fees), of any Broker with respect to any such lawsuit and/or legal proceeding shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.~~

~~(c) Lessor and Lessee agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.~~

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to ~~150~~ 125% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the country in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance.

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances

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made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Devise to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.

30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. Attorneys’ Fees. If any Party ~~or Broker~~ brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party ~~or Broker~~ who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof. Except for ordinary “for sublease” signs, Lessee shall not place any sign upon the Premises without Lessor’s prior written consent. All signs must comply with all Applicable Requirements. See Addendum Paragraph 58.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefore, provided that Lessee is made aware of the situation, the costs involved and the parties involved. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

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~~37. Guarantor.~~

~~37.1 Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the AIR Commercial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.~~

~~37.2 Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.~~

38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. Options. If Lessee is granted an Option, as defined below, then the following provisions shall apply:

39.1 Definition. “Option” shall mean: (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase, the right of first offer to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2 Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee, or as may be otherwise agreed in Paragraph 61 and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4 Effect of Default on Options.

(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, If, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.

40. Multiple Buildings. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by and conform to all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessee also agrees to pay its fair share of common expenses incurred in connection with such rules and regulations. See Addendum Paragraph 51.

41. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid “under protest” with 6 months shall be deemed to have waived its right to protest such payment.

44. Authority; Multiple Parties; Execution.

(a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b) If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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45. Conflict. Any conflict between the printed provisions of this Lease and typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

49. Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease    ☑  is    ☐  is not attached to this Lease. See Addendum Paragraph 59.

50. Americans with Disabilities Act. Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:	Newport Beach, California	Executed at:	Carlsbad, California
On:	February 9, 2009	On:	February 9, 2009

By LESSOR:	By LESSEE:

PCCP DJ ORTHO, LLC,	AUTOGENOMICS, INC.,
a Delaware limited liability company	a Delaware corporation

By:	PRES-OAKRIDGE BUSINESS PARK L.P.,
	a California limited partnership, Its Co-Managing Member			By:	/s/ Saeed Kureshy 02/09/09

	By:	PRES-VISTA LLC,		Name Printed:	Saeed Kureshy
		a California limited liability y company, Its General Partner		Title:	V.P. Operations
By:
		By:	/s/ John W. Fitzgibbon	Name Printed:
			John W. Fitzgibbon	Title:
			Its Co-Managing Member	Address:

By:	Telephone:( )
Name Printed:	Facsimile:( )
Title:	Federal ID No.
By:
Name Printed:
Title:
Address:

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Telephone: ( )
Facsimile:( )
Federal ID No.

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BROKER:	BROKER:

Attn:	Attn:

Title:	Title:

Address:	Address:

Telephone: ( )	Telephone: ( )

Facsimile: ( )	Facsimile: ( )

Federal ID No.	Federal ID No.

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

© Copyright 2001 - By AIR Commercial Real Estate Association. All rights reserved.

No part of these works may be reproduced in any form without permission in writing.

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ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL

SINGLE - LESSEE LEASE - NET

(2980 Scott Street, Vista, California)

THIS ADDENDUM is added to, and made a part of, that certain Standard Industrial/Commercial Single Lessee - Lease -Net dated for reference purposes as of February 9, 2009 (“Form Lease”) by and between PCCP DJ ORTHO, LLC, a Delaware limited liability company (“Lessor”) and AUTOGENOMICS, INC., a Delaware corporation (“Lessee”). If the terms of this Addendum and the Form Lease conflict, the terms of this Addendum shall govern and control. The Form Lease, Addendum and all exhibits shall collectively be referred to herein as the “Lease.”

51. Staged Occupancy; Base Rent Schedule; Prepaid Rent: Operating Expenses.

(a) Staged Occupancy; Base Rent Schedule. Lessor and Lessee acknowledge that Lessee shall take occupancy of the Premises at the following pre-determined intervals (“Occupancy Stages”) until full occupancy by Lessee of approximately 126,715 square feet occurs on August 1, 2010 (“Full Occupancy”). Base Rent shall be adjusted on the first day of each Occupancy Stage and thereafter throughout the Term as set forth in the table below. Lessor shall not lease any portion of the Premises to a third party during the Occupancy Stages.

Rent Adjustment Date	Applicable Occupancy Stage or Term	Monthly Base Rent Calculation	Total Monthly Base Rent Amount
February 1, 2009	February 1, 2009 - July 31, 2009	10,000 SF x $.64 SF/NNN	$6,400.00
August 1, 2009	August 1, 2009 - November 30, 2009	20,000 SF x $.64 SF/NNN	$12,800.00
December 1, 2009	December 1, 2009 - January 31, 2010	40,000 SF x $.64 SF/NNN	$25,600.00
February 1, 2010	February 1, 2010 - March 31, 2010	40,000 SF x $.82 SF/NNN	$32,800.00
April 1, 2010	April 1, 2010 - July 31, 2010	60,000 SF x $.82 SF/NNN	$49,200.00
August 1, 2010	August 1, 2010 - January 31, 2011 FULL OCCUPANCY	126,715 SF x $.82 SF/NNN	$103,906.30
February 1, 2011	February 1, 2011 - January 31, 2012	126,715 SF x $.87 SF/NNN	$110,242.05
February 1, 2012	February 1, 2012 - January 31, 2013	126,715 SF x $.92 SF/NNN	$116,577.80
February 1, 2013	February 1, 2013 - January 31, 2014	126,715 SF x $.97 SF/NNN	$122,913.55
February 1, 2014	February 1, 2014 - January 31, 2015	126,715 SF x $1.02 SF/NNN	$129,249.30
February 1, 2015	February 1, 2015 - January 31, 2016	126,715 SF x $1.07 SF/NNN	$135,585.05
February 1, 2016	February 1, 2016 - January 31, 2017	126,715 SF x $1.11 SF/NNN	$140,653.65
February 1, 2017	February 1, 2017 - January 31, 2018	126,715 SF x $1.15 SF/NNN	$145,722.25

(b) Prepaid Rent. Concurrently with the execution of this Lease by Lessee, Lessee shall deliver to Lessor an advance payment of Rent in the amount of Seventy-Eight Thousand and 00/100 Dollars ($78,000.00), which sum shall be applied against installments of Base Rent as they become due.

08008.001
Addendum v.1	SK
2/5/2009
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(c) Operating Expenses. Lessee shall pay and be solely responsible for any all operating expenses (“Operating Expenses”) associated with the ownership, operation, maintenance, repair, replacement or restoration of the Premises. Notwithstanding the foregoing, Lessee’s obligation to pay Operating Expenses during the Occupancy Stages until Full Occupancy is reached shall be limited to a percentage, the numerator of which is the total square feet used to calculate the Base Rent for each Occupancy Stage and the denominator of which is 126,715. For example, for the Occupancy Stage commencing February 1, 2009, Lessee shall be responsible for the payment of 8% (10,000SF/126,715 SF) of the total Operating Expenses incurred for the Premises. Lessee’s shall pay Operating Expenses to Lessor on the first day of the calendar month after the delivery by Lessor to Lessee of a statement of Operating Expenses due.

52. Security Deposit.

(a) Cash or Letter of Credit. Lessee shall deliver to Lessor as protection for the full and faithful performance by Lessee of all of its obligations under this Lease and for all losses and damages Lessor may suffer as a result of any breach or default by Lessee under this Lease the Security Deposit as provided in Paragraph 1.6(b) of the Form Lease, which shall be payable in two installments. Concurrently with Lessee’s execution of this Lease, Lessee shall deliver to Lessor, in cash the sum of Forty-Seven Thousand and 00/100 Dollars ($47,000) (the “Initial Security Deposit”). Lessee shall thereafter deliver to Lessor in cash an additional amount of One Hundred and Twenty-Five Thousand ($125,000.00) (the “Remaining Security Deposit”) on or before September 1, 2009. At Lessee’s election, in lieu of cash, Lessee may deliver the Initial Security Deposit and Remaining Security Deposit to Lessor in the form of an irrevocable and unconditional negotiable standby Letter of Credit (“Letter of Credit”). The Letter of Credit shall include the terms required in this paragraph, shall be payable in the City of Newport Beach, California, shall run in favor of Lessor and be issued by a solvent, nationally recognized bank with a long term rating of BBB or higher, under the supervision of the Superintendent of Banks of the State of California, or a national banking association, in the full amount of the Initial or the Remaining Security Deposit, as applicable. Lessee shall pay all expenses, points, or fees incurred by Lessee in obtaining the Letter of Credit. The Letter of Credit shall (1) be “callable” at sight, irrevocable, and unconditional; (2) be maintained in effect, whether through renewal or extension, for the period from the Lease Commencement Date and continuing until the date (“Letter of Credit Expiration Date”) that is sixty (60) days after the expiration of the Lease Term; (3) be fully assignable by Landlord, its successors, and assigns; (4) permit partial draws and multiple presentations and drawings; and (5) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (Rev 1993), International Chamber of Commerce Publication No. 500 (“UCP500”), or the International Standby Practices-ISP 98, International Chamber of Commerce Publication No. 590. In addition, the form and terms of the Letter of Credit and the bank issuing the same (“Bank”) shall be acceptable to Landlord, in Landlord’s sole discretion. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit if any of the following shall have occurred or be applicable: (1) such amount is due to Lessor under the terms and conditions of this Lease; (2) Lessee has filed a voluntary petition under any chapter of the U.S. Bankruptcy Code or any similar state law (collectively, Bankruptcy Code); (3) Lessee has assigned any or all of its assets to creditors in accordance with any federal or state laws; (4) an involuntary petition has been filed against Lessee under any chapter of the Bankruptcy Code; or (5) the Bank has notified Lessor that the Letter of Credit will not be renewed or extended through the Letter of Credit Expiration Date. The Bank will honor the Letter of Credit regardless of whether Lessee disputes Landlord’s right to draw on the Letter of Credit.

(b) Remaining Security Deposit. In the event Lessee validly exercises its Option to purchase the Premises pursuant to Paragraph 56 below, Lessee’s obligation to deliver the Remaining Security Deposit shall be suspended during the pendency of the purchase and sale transaction; provided, however, if Lessee fails to complete the acquisition of the Property from Lessor in accordance with the terms of the Purchase Agreement (as defined in Paragraph 56 below), Lessee shall deliver to Lessor the Remaining Security Deposit upon termination of the purchase transaction. If Lessee satisfactorily completes its acquisition of the Property pursuant to Paragraph 56 below, Lessee shall have no further obligation to Lessor to deliver the Remaining Security Deposit and the Initial Security Deposit, if previously paid in cash to Lessor, shall be credited towards Lessee’s payment of the Purchase Price at the Closing.

53. Brokerage Commission. Lessor will pay a leasing commission to Lessor’s Broker in accordance with a separate agreement between them. Lessor will also pay a leasing commission to Lessee’s Broker, which commission shall total (i) 3% of the total Base Rent payable to Lessor for years 1-5 of the Term and (ii) 1.75% of the total Base Rent payable to Lessor for years 6-9 of the Term. In the event Lessee exercises its Option under Paragraph 56 below and completes the purchase transaction for the Property, Lessor shall have no obligation whatsoever for the payment of any brokerage commissions associated with Lessee’s purchase of the Property and Lessee shall indemnify, defend and hold Lessor harmless from any claims of brokers to commissions or fees associated with such purchase transaction.

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54. Condition. In addition to Lessor’s obligations under the Form Lease, Lessor warrants that, as of the Commencement Date and throughout the “Warranty Period” (as defined below) all doors, ceiling tiles, plumbing, smoke/fire detection systems, electrical and mechanical (including heating, ventilating and air conditioning) systems on or at the Premises shall be operable and in good working condition. Lessor warrants to deliver the roof in leak-free condition as of the Commencement Date. Lessor’s warranties set forth in Paragraph 2.2 of the Form Lease and this Paragraph 54 are collectively referred to herein as “Lessor’s Warranties.” If at any time during the Warranty Period, Lessee notifies Lessor of non-compliance under any of the Lessor Warranties, Lessor will promptly rectify same at Lessor’s cost, except to the extent such non-compliance results from (i) the negligence or willful misconduct of Lessee, its agents, employees, invitees or contractors, (ii) Lessee’s failure to perform its obligations under this Lease, including its required maintenance obligations, (iii) Lessee’s Improvements (as defined in Exhibit B) or (iv) improvements, Utility Installations or Alterations installed after the Commencement Date by Lessee, and in any such event, the cost of such work shall be paid by Lessee. If Lessee does not give Lessor the required notice within the Warranty Period, correction of any such non-compliance, malfunction or failure shall be the sole obligation of Lessee at Lessee’s sole cost and expense. Notwithstanding anything to the contrary contained in this Lease, the Warranty Period shall automatically expire upon the acquisition by Lessee or its affiliate of fee simple title to the Property.

“Warranty Period” mean, with respect to the following building components:

Duration of Warranty	Applicable Building Components
Sixty (60) days from the Commencement Date	Doors, ceiling tiles, plumbing, and electrical systems

Twelve (12) months from Commencement Date	Mechanical, heating, ventilation, air conditioning Systems and roof (Roof warranty is limited to repair only and shall not extend to roof replacement)

55. Lessor’s Parking Facilities and Lessee’s Initial Construction.

(a) Lessor’s Parking Facilities. Lessor shall, at its sole expense, construct additional parking facilities consisting of 210 parking stalls at the Premises (“New Parking Facilities”) in accordance with the provisions of Exhibit B. The New Parking Facilities shall be located in the area depicted on Exhibit A as “Future Parking.” Lessor shall use commercially reasonable efforts to complete the construction of the New Parking Facilities on or before December 31, 2009 (the “Target Parking Delivery Date”) and will provide quarterly updates to Lessee during the construction period on the progress of the New Parking Facilities. If Lessor is unable to complete the New Parking Facilities by December 31, 2009 and such delay is not caused by events of Force Majeure or Lessee interference, and Lessor remains unable to complete the New Parking Facilities by January 31, 2010, then commencing February 1, 2010, Lessor shall be responsible for a penalty of $1,000.00 per day (the “Late Delivery Penalty”) for each day of delay in completion of the New Parking Facilities. At Lessor’s election, Lessor shall (i) credit the Late Delivery Penalty against payments of Base Rent next due and payable by Lessee or (ii) pay the Late Delivery Penalty to Lessee within thirty (30) days of completion of the New Parking Facilities. Additionally, Lessor agrees to use commercially reasonable efforts to coordinate its construction of the New Parking Facilities with its contractor and Lessee so as to maintain during the parking construction period a minimum of eight (80) parking stalls for use by Lessee.

(b) Escrow of Construction Funds. In connection with the construction of the New Parking Facilities, Lessor hereby agrees to deposit with First American Title Insurance Company, 5 First American Way, Santa Ana, California 92707, Attention: Ms. Kathleen Huntsman, Senior Escrow Officer (the “Escrow Agent”) an amount equal to 105% of the costs to complete the New Parking Facilities (the “Parking Facilities Funds”). The Parking Facilities Funds shall be delivered to Escrow Agent at least ten (10) days prior to the commencement of construction, anticipated to be April 15, 2009.

(c) Lessee’s Initial Construction. Lessee shall commence and diligently pursue to completion in full compliance with the provisions of Exhibit B all Lessee Improvements based on its phased occupancy. Lessor shall provide Lessee with a tenant improvement allowance as set forth in Exhibit B as reimbursement for the costs of improvements to be constructed by Lessee on the Premises.

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56. Purchase Option. Lessor hereby grants to Lessee the option (the “Option”) to purchase the Property (as more particularly described in the legal description attached hereto as Exhibit A-1) on which the Premises are located on substantially the terms and conditions set forth in the AIR Standard Offer Agreement and Escrow Instructions (the “Purchase Agreement’) attached hereto as Exhibit C.

(a) Exercise of Option and Closing. Provided Lessee is not in default under the terms of the Lease, Lessee may exercise the Option by delivering written notice thereof to Lessor on or before the earlier of (i) ten business days after the effective date of Lessee’s initial public offering of stock (“IPO”) or (ii) April 1, 2010. Within ten (10) days after the Exercise Date, Lessor and Lessee shall execute the Purchase Agreement. Lessee shall within two (2) business days thereafter cause escrow to be opened with Escrow Holder (as defined in the Purchase Agreement) by delivery of the executed Purchase Agreement along with the Deposit (as defined in the Purchase Agreement) in good funds to Escrow Holder. If Lessee exercises the Option pursuant to Paragraph 56 (a)(i) above, Lessee shall complete the transaction to purchase the Property (the “Closing”) within sixty (60) days after the effective date of the initial public offering. If Lessee fails to timely proceed to Closing within said sixty (60) day period, the Option shall terminate and have no further force or effect. If Lessee also fails to exercise the Option pursuant to Paragraph 56 (a)(ii) above and proceed to the Closing by no later than April 30, 2010, the Option shall terminate and have no further force or effect. Time is of the essence with respect to the Option. Once it has terminated, the Option may not be revived by any subsequent payment or further action by Lessee.

(b) Purchase Price. The Purchase Price for the Property shall be Thirteen Million Eight Hundred Thousand and 00/100 Dollars ($13,800,000). The Purchase Price includes a reimbursement to Lessor of the Initial Allowance (as defined in Exhibit B) of the sum of $100,000. Further, should Lessee timely exercise its Option by April 1, 2010, Lessor’s obligation to pay the Remaining Allowance (as defined in Exhibit B) in the sum of $150,000 to Lessee shall terminate and Lessor shall have no further responsibility to Lessee for the payment of the Remaining Allowance. Lessor shall have no obligation to finance any portion of the Purchase Price in connection with the acquisition of the Property by Lessee.

(c) Condition of Property. Lessee acknowledges and agrees that Lessor shall deliver the Property to Lessee at the Closing “AS-IS, WHERE IS, WITH ALL FAULTS” as more particularly described in the Purchase Agreement. Upon the Closing, the Lease shall terminate and Lessor and Lessee shall be relieved of any further obligations to each other under the Lease, including, without limitation, the Lessor Warranties; provided, however, Lessor shall retain the obligation to complete the New Parking Facilities as contemplated in Paragraph 55 herein.

(d) No Assignment. This Option and the rights of Lessee hereunder are personal to Lessee and are not assignable by Lessee to any third party without Lessor’s prior written consent, which may withheld in Lessor’s sole and absolute discretion.

57. Notices.

If intended for Lessor, notice shall be addressed to:

The PRES Companies

Attention: John W. Fitzgibbon, Esq.

4300 Von Karman Avenue

Newport Beach, CA 92660

Facsimile: (949) 442-1925

with a copy to:

Pacific Coast Capital Partners, LLC

222 N. Sepulveda Blvd., Suite 2222

El Segundo, CA 90245

Attention: Rob Cohen

Facsimile: (310) 414-7872

and

The Milner Law Group

Attention: Pamela R. Milner, Esq.

110 Newport Center Drive, Suite 200

Newport Beach, CA 92660

Facsimile: (949) 719-1116

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If intended for Lessee, notice shall be addressed to:

AutoGenomics, Inc.

Attention: Fareed Kureshy

2251 Rutherford Road

Calabasas, CA 92008

Facsimile: (760) 804-7382

58. Signs. Lessee shall be entitled to building and monument signage for the Premises, subject to approval by the City of Vista (“City”) and Lessor. The cost of design, construction, installation, maintenance and all utilities serving any Lessee signage shall be at the sole cost and expense of Lessee. The exact location, size, material, coloring, lettering and lighting of such signage shall be subject to Lessor’s reasonable approval prior to submittal to the City for approvals. All appearance of Lessee’s signage shall be compatible with the Building’s design and the overall theme of the Oakridge Corporate Center.

59. Arbitration of Disputes. In the event any dispute arises between Lessor and Lessee regarding this Lease or the occupancy of the Premises, Lessor and Lessee shall cooperate with each other in good faith to resolve such dispute. In the event that Lessor and Lessee are unable to resolve such dispute within twenty (20) days, either party may elect that the dispute shall be submitted to binding arbitration pursuant to the arbitration rules of ADR Services or JAMS. The arbitrator shall be entitled to award attorneys’ fees to the prevailing party and may proceed to enter an award. The decision shall be conclusive and binding. Proceedings for unlawful detainer shall be exempt from the provisions of this Paragraph 59, and further, nothing herein shall prevent a party hereto from first seeking injunctive relief or filing an action in the Superior Court to otherwise preserve or protect its rights pending the outcome of the arbitration.

ARBITRATION OF DISPUTES NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE ARBITRATION OF DISPUTES PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW, YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

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LESSOR’S INITIALS	LESSEE’S INITIALS

60. Options to Extend. Provided that:

(1) Lessee is not in default pursuant to this Lease beyond any notice and cure period, either at the date of exercise or the date when an Additional Term (as defined below) would otherwise commence; and

(2) Lessee and/or an assignee and/or a subtenant(s) permitted pursuant to the terms of this Lease is then in possession of the entire then Premises, Lessee shall have the right (the “Option”) to extend the term of this Lease for the entire Premises for two (2) additional terms of five (5) years each (the “Additional Terms”). In no event may the Option be exercised for less than the entire Premises. The Option and Additional Terms shall be subject to and upon the following terms:

(a) Such Option must be exercised, if at all, by written notice of exercise by Lessee to Lessor given not more than twelve (12) months and not less than nine (9) months prior to the expiration of the Original Term and the first Additional Term.

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(b) If Lessee is not entitled to exercise the Option, or is entitled to exercise the Option but fails to timely and properly exercise, the Option shall lapse and thereafter not be exercisable by Lessee.

(c) If Lessee is entitled to exercise the Option, and timely and properly does so, then each Additional Term shall be upon all of the terms and provisions of this Lease, except that:

(i) There shall be no further options to extend the term of this Lease beyond the Option set forth in this Section.

(ii) The first Additional Term shall commence immediately upon the expiration of the Original Term and the second Additional Term shall commence immediately upon the expiration of the first Additional Term if Lessee has.

(iii) Basic Rent for each of the Additional Terms shall be determined pursuant to the provisions of this paragraph.

(A) Within fifteen (15) days after Lessor’s receipt of Lessee’s notice of exercise, Lessor shall notify Lessee in writing of Lessor’s determination of the fair market Basic Rent for the relevant Additional Term, as of the commencement of the Additional Term, including any periodic increases therein. Such fair market Basic Rent shall be determined by reference to the comparable spaces identified in clause (C)(II) below. Within fifteen (15) days after Tenant’s receipt of Landlord’s notice as to Landlord’s determination of the fair market Basic Rent for each of the Additional Terms, Lessee shall approve or reasonably disapprove of Landlord’s determination by written notice to Landlord. Tenant’s failure to approve or reasonably disapprove of such determination in such manner and within such time shall be deemed approval thereof. If Lessee shall timely and properly accept such fair market Basic Rent, then such fair market Basic Rent rate, as determined by Landlord, including any periodic increases therein, shall be the Basic Rent for the relevant Additional Term.

(B) In the event that Lessee reasonably disapproves of Landlord’s determination of the fair market Basic Rent rate for the relevant Additional Term within the time and in the manner set forth in clause (A) above, then Lessor and Lessee shall meet (the “Meeting”) and attempt to agree on the Basic Rent for the relevant Additional Term including any periodic increases therein. In the event that Lessor and Lessee so agree, such agreement shall be reduced to writing, shall be executed by Lessor and Lessee, and shall be binding and conclusive upon them as to such determination. If Lessor and Lessee are unable to agree upon the Basic Rent for the relevant Additional Term, including any periodic increases therein, within fifteen (15) days after the date of Tenant’s notice of reasonable disapproval pursuant to clause (A) above, then Lessor and Lessee shall each, by written notice to each other given within thirty (30) days after Tenant’s notice, select an independent appraiser to determine the fair market Basic Rent for the Additional Term. In no event shall such fair market Basic Rent determined by the appraisers be greater than the higher of the fair market rentals determined by the parties hereto pursuant to the Meeting or lesser than the lower of the fair market rentals determined by the parties hereto pursuant to the Meeting. Any discrepancies between the determinations of the two (2) appraisers shall be resolved by the two (2) appraisers and their resolution shall be binding on the parties hereto. If no such resolution is reached, then the two (2) appraisers shall, unless the determination is made pursuant to the first sentence of clause (C)(IV) below, select a third independent appraiser to determine the fair market Basic Rent for the relevant Additional Term. In such event, the determination of the third appraiser shall be conclusive, however, in no event shall such determination be greater than the higher of the fair market rentals determined by the parties hereto pursuant to the Meeting or lesser than the lower of the fair market rentals determined by the parties hereto pursuant to the Meeting.

(C) For the purposes of this clause (v), the following shall pertain:

(I) If either party shall fail to designate its appraiser by written notice to the other party within the thirty (30) day period specified herein, then the appraiser timely selected by the other party shall be the sole appraiser and shall alone determine the fair market Basic Rent for the relevant Additional Term.

(II) Each appraiser hereunder shall supply his or her determination within thirty (30) days after his or her appointment, and such determination may be in the form of a letter or memorandum rather than in the form of a formal report or appraisal. Each appraiser shall make his or her determination based upon the rents for recent (i.e., within the last year) leases of comparable space with comparable parking in the City of Vista and general North San Diego County area.

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(III) The third appraiser hereunder shall be appointed if the first two (2) appraisers cannot agree as to the fair market Basic Rent for the relevant Additional Term within forty-five (45) days after the appointment of the second appraiser and the first sentence of clause (IV) below does not apply.

(IV) If the higher of the two fair market Basic Rent rates determined by the two (2) appraisers is not greater than one hundred ten percent (110%) of the lower of the two fair market Basic Rent rates determined by the two (2) appraisers, then fair market Basic Rent for the Additional Term shall be the average of the amounts determined by the two (2) appraisers. If the immediately preceding sentence is not applicable and if the two (2) appraisers are unable to agree upon a third appraiser within fifteen (15) days after the expiration of the period specified in clause (III) above, or if neither party timely designates its initial appraiser, the third or sole appraiser shall be appointed by the Presiding Judge of the Orange County Superior Court or his or her designee upon application of either party. If neither party timely designates its appraiser, the fair market Basic Rent for the Additional Term shall be determined by a sole appraiser appointed as aforesaid.

Notwithstanding anything herein to the contrary, in no event shall the initial Basic Rent during each of the Additional Terms be less than the rate of Basic Rent payable by Lessee during the twelve months of the preceding term. In addition, during each of the Additional Terms, Lessee shall pay all additional rent payable under this Lease.

61. Permitted Transfers to Affiliate. An “assignment” under Paragraph 12.1 of the Lease shall not include a sale or transfer to an affiliate, parent or subsidiary, provided the following conditions are met:

(a) Lessor receives prior written notice of the assignment as well as any documents reflecting the assignment and any other information reasonably requested by Lessor;

(b) Assignee assumes all the obligations under this Lease in writing; and

(c) Assignee shall have the financial capability to meet all obligations under this Lease.

62. Leasehold Mortgage. Lessee may, without Lessor’s consent, mortgage, encumber, pledge or assign (collectively, a “Leasehold Mortgage”) all or any portion of Lessee’s right, title and interest in this Lease, the Building or the Premises in favor of an entity generally recognized in the real estate industry as an institutional lender engaged in the business of real estate financing (collectively, “Lender”), as collateral or security for a loan to Lessee. Whenever Lessor gives any notice to Lessee pursuant to this Lease, Lessor shall also give Lender a duplicate copy of such notice at the address, if any, provided to Lessor by Lender. If such notice given by Lessor is a notice of default to Lessee, then Lender shall have a reasonable time of not less than thirty (30) days to cure any default not timely cured by Lessee. If Lender timely cures any default not timely cured by Lessee, Lessor shall be entitled to assume Lessee’s interest and obligations under this Lease immediately upon such cure and for the remainder of the Term. Lessor shall execute and deliver any real estate or personal property consent or waiver forms submitted by any Lender in a form reasonably satisfactory to Lessor, confirming Lender’s rights as set forth herein and setting forth the fact that Lessor waives any lien claim, interest or other right superior to that of such Lender.

63. Facsimiles; Counterparts. Signed copies of the Lease and this Addendum delivered by facsimile or electronic mail shall be deemed the same as originals. The Lease and this Addendum may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute a single instrument.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Addendum to Standard Industrial/Commercial Single-Lessee Lease—Net as of the date set forth above.

PCCP DJ ORTHO, LLC, A Delaware limited liability company

By:	PRES-OAKRIDGE BUSINESS PARK L.P.,
a California limited partnership Its Co-Managing Member

	By:	PRES-VISTA LLC,
a California limited liability company Its General Partner

		By:	/s/ John W. Fitzgibbon
John W. Fitzgibbon
Its Co-Managing Member

AUTOGENOMICS, INC. a Delaware corporation

By:	/s/ Saeed Kureshy
Name:	SAEED KURESHY

Its:	V. P. OPERATIONS
02/12/09

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EXHIBIT A

PLOT PLAN

AND FUTURE PARKING

BUSINESS PARK DRIVE
SCOTT STREET
01 site plan / level 1 floor plan
02 level 2 floor plan

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EXHIBIT A-1

LEGAL DESCRIPTION OF THE PREMISES

All that certain real property situated in the County of San Diego, State of California, described as follows:

Parcels “H”, “I” and “J” of Parcel Map No. 16028 in the City of Vista, County of San Diego, State of California, according to Map filed in the Office of County Recorder of San Diego County, March 19, 1990 as File/Page No. 90-144496, of Official Records.

Assessor’s Parcel Number: 219-011-96-00

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EXHIBIT B

WORK LETTER

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08008.001

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2/5/2009

SK

WORK LETTER TO STANDARD OFFICE LEASE

Dated: February 9, 2009

By and between: PCCP DJ ORTHO, LLC, a Delaware limited liability company

The Premises shall be constructed in accordance with Lessor’s Standard Improvements, as follows:

1. Partitions

Floor – swept and washed clean; remove warehouse items attached to floor

2. Wall Surfaces

Remove previous logos and clean and repaint where necessary

3. Draperies

Glass on windows – wash and clean inside and outside

4. Carpeting

Clean all carpeting in building

5. Doors

Lessor shall provide warranties as set forth in Paragraph 54 of the Lease. Locks shall be in working order and keys provided. Lessor shall complete all work referenced in the VORTE proposal attached to this Work Letter.

6. Electrical and Telephone Outlets

Lessor shall provide warranties as set forth in Paragraph 54 of the Lease.

7. Ceiling

Any damaged ceiling tiles shall be replaced by Lessor.

8. Lighting

Lessor shall provide warranties as set forth in Paragraph 54 of the Lease.

9. Heating and Air Conditioning Ducts

Lessor shall provide warranties as set forth in Paragraph 54 of the Lease.

10. Sound Proofing

N/A

11. Plumbing

Lessor shall provide warranties as set forth in Paragraph 54 of the Lease.

12. Entrance Doors

All doors in working order

13. Completion of Improvements

~~Lessor shall construct and complete improvements to the Premises in accordance with the plans and specifications prepared by NA                                                                                                                      , dated                                                                                   ,~~

~~consisting of sheets (the “Improvements”)~~

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INITIALS	INITIALS
©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM OFG-1-9/99E

14. Preparation of Plans and Specifications

Within N/A ~~days after the date of this Lease Lessor shall prepare at its cost and deliver to Lessee for its approval                      copies of preliminary plans and specifications for the completion of the Premises, which plans and specifications shall itemize the work to be done by each party, including a cost estimate of any work required of Lessor in excess of Lessor’s Standard Improvements. Lessee shall approve said preliminary plans and specifications and preliminary cost estimate or specify with particularity its objection thereto within                      days following receipt thereof. Failure to so approve or disapprove within said period of time shall constitute approval thereof. If Lessee shall reject said preliminary plans and specifications either partially or totally, and they cannot in good faith be modified within 10 days after such rejection to be acceptable to Lessor and Lessee, this Lease shall terminate and neither party shall thereafter be obligated to the other party for any reason whatsoever having to do with this Lease, except that Lessee shall be refunded any security deposit or prepaid rent. The plans and specifications, when approved by Lessee, shall supersede any prior agreement concerning the Improvement.~~

15. Construction.

~~If Lessor’s cost of constructing the Improvements in the Premises exceeds the cost of Lessor’s Standard Improvements, Lessee shall pay to Lessor in cash before the commencement of such construction a sum equal to such excess.~~

~~If the final plans and specifications are approved by Lessor and Lessee and Lessee pays Lessor for such excess, then Lessor shall, at its sole cost and expense, construct the Improvements in accordance with said approved final plans and specifications and all applicable rules, regulations, laws or ordinances.~~

16. Completion.

~~16.1 Lessor shall obtain a building permit to construct the Improvements as soon as possible.~~

~~16.2 Lessor shall complete the construction of the Improvements as soon as reasonably possible after the obtaining of necessary building permits.~~

~~16.3 The term “Completion”, as used in this Work Letter, is hereby defined to mean the date the building department of the municipality having jurisdiction of the Premises shall have made a final inspection of the Improvements and authorized a final release of restrictions on the use of public utilities in connection therewith and the same are in a broom clean condition.~~

~~16.4 Lessor shall use its best efforts to achieve Completion of the Improvements on or before the Commencement Date set forth in the Lease or within 180 days after Lessor obtains the building permit from the applicable building department, whichever is later.~~

~~16.5 In the event that the Improvements or any portion thereof have not reached Completion by the Commencement Date, this Lease shall not be invalid, but rather Lessor shall complete the same as soon thereafter as is possible and Lessor shall not be liable to Lessee for damages in any respect whatsoever.~~

~~16.6 If Lessor shall be delayed at any time in the progress of the construction of the Improvements or any portion thereof by extra work, changes in construction ordered by Lessee, or by strikes, lockouts, fire, delay in transportation, unavoidable casualties, rain or weather conditions, governmental procedures or delay, or by any other cause beyond Lessor’s control, then the Commencement Date established in the Lease shall be extended by the period of such delay.~~

17. Term

~~Upon Completion of the Improvements as defined in paragraph 16.3 above, Lessor and Lessee shall execute an amendment to the Lease setting forth the date that~~ Lessor shall deliver~~ed~~ possession of the Premises to Lessee as the Commencement Date of this Lease.

18. Work Done by Lessee.

Any work done by Lessee shall be done only with Lessor’s prior written consent and in conformity with a valid building permit and all applicable rules, regulations, laws and ordinances, and be done in a good and workmanlike manner of good and sufficient materials. All work shall be done only with union labor and only by contractors approved by Lessor, it being understood that all plumbing, mechanical, electrical wiring and ceiling work are to be done only by contractors designated by Lessor.

19. Taking of Possession of Premises.

~~Lessor shall notify Lessee of the estimated Completion date at least 10 days before said date.~~ As of the Commencement Date, Lessee shall thereafter have the right to enter the Premises to commence construction of any improvements Lessee is to construct and to equip and fixturize the Premises, as long as such entry does not interfere with Lessor’s work. Any entry by Lessee of the Premises under this paragraph shall be under all of the terms and provisions of the Lease to which this Work Letter is attached.

20. Acceptance of Premises.

Lessee shall notify Lessor in writing of any items that Lessee deems incomplete or incorrect in order for the Premises to be acceptable to Lessee within 10 days following the date that Lessor delivered possession of the Premises to Lessee. Lessee shall be deemed to have accepted the Premises and approved construction if Lessee does not deliver such a list to Lessor within said number of days.

21. Lessee’s Improvement Allowance. Lessor agrees to provide Lessee with an Improvement allowance in the amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (the “Allowance”) to be used for the construction of Lessee’s Improvements to the Premises, but in no event shall Lessee use the Allowance for furniture, fixtures or other equipment or personal property. The Allowance shall be paid by Lessor to Lessee as follows:

(a) One Hundred Thousand and 00/100 ($100,000.00) (the “Initial Allowance”) shall be paid to Lessee within five (5) days of full execution of the Lease and receipt by Lessor of the Prepaid Base Rent and Initial Security Deposit (totaling $125,000.00); and

(b) One Hundred and Fifty Thousand and 00/100 ($150,000.00) (the “Remaining Allowance”) shall be paid to Lessee on April 1, 2010, unless Lessee exercises its Option as provided in Paragraph 56 of the Addendum, in which case Lessor shall have no further responsibility to Lessee for the payment of the Remaining Allowance. The disbursement of the Remaining Allowance by Lessor shall also be conditioned on receipt by Lessor of information and documents reasonably requested by Lessor confirming that Lessee’s improvements have been completed and that there are no liens or threatened liens filed or claimed against the Premises.

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

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INITIALS	INITIALS
©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM OFG-1-9/99E

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PROPOSAL

1-800-698-6783

To	Site	Date 11/7/2008
BURLESON PACIFIC C/O BURLESON PACIFIC 2270 CAMINO VIDA ROBLE #J CARLSBAD, CA 92009 Attn. TRAVIS BURLESON	BURLESON PACIFIC PROPERTY 2980 SCOTT STREET VISTA, CA 92084
Ref. # SQ-126673	Phone (760) 431-3525x200 Fax	Job (760) 431-3525x200 Phone

In accordance with the terms and conditions stated hereinafter, and on the following pages, we propose to provide the following doors and / or repair work (hereinafter referred to as the “Product”) on the following terms.

We propose to furnish, deliver, and install the following subject to the terms noted below.

Building “B”, second floor:

Door #1:

Undog panic device for better latch engagement, adjust strike, adjust closer speed for proper latching.

Door #2:

Replace in cap for Cal-Royal Rim Panic and tighten surface mount closer for proper operation.

Door #3:

Furnish and install one (1) new strike for proper operation.

Door #5:

Adjust door strike as needed on Rim panic.

Door #6:

Adjust closer speed for proper operation.

Door #8:

Remove aluminum angle, bondo holes and test for proper operation.

Door #9:

(Women’s Restroom)

Adjust frame for proper door clearances.

Door #11:

Furnish and install one (1) new strike for existing rim panic.

Door #12:

Furnish and install outside trim for existing panic device.

Door #13:

File strike plate for proper latching.

☒ Customer to list days or hours Vortex cannot do the work:

Terms:    Proforma    or     Credit,         % on deposit 100% Completion.

This offer is good for 30 days. SIGNED COPY MUST BE RETURNED TO OUR OFFICE WITH DEPOSIT. Offer may be revoked by Vortex at any time prior to acceptance. Hidden or unanticipated damages and/or services not included in proposal. Proposal also does not include costs of prevailing wages, if required, unless specifically identified herein.

NOTICE TO PROPERTY OWNER: If bills are not paid in full for the labor, services, equipment, or materials furnished or to be furnished, a mechanic’s lien leading to the loss, through court foreclosure proceedings, of all or part of your property being so improved may be placed against the property even though you have paid your contractor in full. You may wish to protect yourself against this consequence by (1) requiring your contractor to furnish a signed release by the person or firm giving you this notice before making payment to your contractor or (2) any either method or device which is appropriate under the circumstances.

Any questions concerning a contractor may be referred to the Registrar, Contractors’ License Board, 3132 Bradshaw Road, Sacramento, California. Mailing address: P.O. Box 26000, Sacramento, California 95862.

“IMPORTANT: See following pages for additional terms, including limitations of warranty and limitations of liability which are part of this proposal, and will constitute terms of your contract with Vortex.”

Accepted:	(“Customer”)	VORTEX INDUSTRIES, INC. (“VORTEX”)

By		By	Rachel Rodriguez (NSD)
Date		Date	11/7/2008

License No #207005 - VORTEX INDUSTRIES, INC.

JF	SK

PROPOSAL

1-800-698-6783

To	Site	Date 11/7/2008
BURLESON PACIFIC C/O BURLESON PACIFIC 2270 CAMINO VIDA ROBLE #J CARLSBAD, CA 92009 Attn. TRAVIS BURLESON	BURLESON PACIFIC PROPERTY 2980 SCOTT STREET VISTA, CA 92084
Ref. # SQ-126673	Phone (760) 431-3525x200 Fax	Job (760) 431-3525x200 Phone

In accordance with the terms and conditions stated hereinafter, and on the following pages, we propose to provide the following doors and / or repair work (hereinafter referred to as the “Product”) on the following terms.

Door #16:

Furnish and install one (1) new 3/0 x 8/0 Timely frame, re-use existing door, new hinges and new lever lock, align and adjust door for proper operation, lubricate all points of friction and our 40-point quality assurance check list.

Door #17:

Furnish and install one (1) new jamb leg, align and adjust door for proper operation, lubricate all points of friction and our 40-point quality assurance check list.

Door #18:

Install one (1) new jamb leg and one (1) new Lever lock.

Door #19:

Adjust frame for proper door clearances

Door #20:

Furnish and install one (1) new jamb leg.

Door #21 (Stairwell):

Furnish and install one (1) new surface mount closer and adjust closer speed for proper latching.

Door #22:

Furnish and install one (1) new strike plate and adjust frame for proper door clearances.

Door #23 (Women’s Bathroom):

Furnish and install one (1) new surface mount closer and adjust closer speed for proper latching.

Door #24 (Men’s restroom:

Align and adjust Timely frame for proper clearances.

FOR THE TOTAL NET SUM OF	$4,718.30

☒ Customer to list days or hours Vortex cannot do the work:

Terms: Proforma or ☒ Credit,                % on deposit 100% Completion.

This offer is good for 30 days. SIGNED COPY MUST BE RETURNED TO OUR OFFICE WITH DEPOSIT. Offer may be revoked by Vortex at any time prior to acceptance. Hidden or unanticipated damages and/or services not included in proposal. Proposal also does not include costs of prevailing wages, if required, unless specifically identified herein.

NOTICE TO PROPERTY OWNER: If bills are not paid in full for the labor, services, equipment, or materials furnished or to be furnished, a mechanic’s lien leading to the loss, through court foreclosure proceedings, of all or part of your property being so improved may be placed against the property even though you have paid your contractor in full. You may wish to protect yourself against this consequence by (1) requiring your contractor to furnish a signed release by the person or firm giving you this notice before making payment to your contractor or (2) any other method or device which is appropriate under the circumstances.

Any questions concerning a contractor may be referred to the Registrar, Contractors’ License Board, 3132 Bradshaw Road, Sacramento, California. Mailing address: P.O. Box 26000, Sacramento, California 95862.

“IMPORTANT: See following pages for additional terms, including limitations of warranty and limitations of liability which are part of this proposal, and will constitute terms of your contract with Vortex.”

Accepted:	(“Customer)	VORTEX INDUSTRIES, INC. (“VORTEX”)

By		By	Rachel Rodriguez (NSD)
Date		Date	11/7/2008

License No. #207005 - VORTEX INDUSTRIES, INC.

JF	SK

JF	SK

PROPOSAL

1-800-698-6783

To	Site	Date 11/7/2008
BURLESON PACIFIC C/O BURLESON PACIFIC 2270 CAMINO VIDA ROBLE #J CARLSBAD, CA 92009 Attn. TRAVIS BURLESON	BURLESON PACIFIC PROPERTY 2980 SCOTT STREET VISTA, CA 92084
Ref. # SQ-126673	Phone (760) 431-3525x200 Fax	Job (760) 431-3525x200 Phone

In accordance with the terms and conditions stated hereinafter, and on the following pages, we propose to provide the following doors and / or repair work (hereinafter referred to as the “Product”) on the following terms.

Bottom Floor Doors:

Door #1 (Main Lobby entrance:

RHR door:

Adjust door to fit into opening properly and adjust panic device for proper latching.

LHR door:

Adjust closer arm track to allow door to open at 90 degree’s and install one (1) new closer arm cover.

Door #2 (Interior Lobby Doors):

Re-secure hinge pin and re-locate door strike for proper latching.

Door #3 (East wall, Hallway to office):

Furnish and install one (1) new Timely frame strike.

Door #4 (East wall, Hallway Exterior Glass Aluminum Door:

Remove existing mag lock/armatures from header and install one (1) new Jo arm cover, install one (1) new Concealed Vertical Rod Panic device, new overhead concealed closer with Jo arm, cut door down to fit into opening properly, install two (2) new sweep strips and install 36° of mohair.

Door #5:

Remove simplex push button access control lock, furnish and install one (1) new Cal-Royal office function lock and bondo existing holes as needed.

Door #6:

Furnish and install inside thumb turn for existing lock and install one (1) new surface mount closer.

Door #7 (Wood Fire Doors):

Through bolt door by auto flush bolt, adjust active leaf to close and latch properly with closer and adjust strike as needed.

Door #8:

Adjust closer speed for proper latching.

Door #9:

☒ Customer to list days or hours Vortex cannot do the work:

Terms:    Proforma or     ☒ Credit,         % on deposit 100% Completion.

This offer is good for 30 days. SIGNED COPY MUST BE RETURNED TO OUR OFFICE WITH DEPOSIT. Offer may be revoked by Vortex at any time prior to acceptance. Hidden or unanticipated damages and/or services not included in proposal. Proposal also does not include costs of prevailing wages, if required, unless specifically identified herein.

NOTICE TO PROPERTY OWNER: If bills are not paid in full for the labor, services, equipment, or materials furnished or to be furnished, a mechanic’s lien leading to the loss, through court foreclosure proceedings, of all or part of your property being so improved may be placed against the property even though you have paid your contractor in full. You may wish to protect yourself against this consequence by (1) requiring your contractor to furnish a signed release by the person or firm giving you this notice before making payment to your contractor or (2) any other method or device which is appropriate under the circumstances.

Any questions concerning a contractor may be referred to the Registrar, Contractors’ License Board, 3132 Bradshaw Road, Sacramento, California. Mailing address: P.O. Box 26000, Sacramento, California 95862.

“IMPORTANT: See following pages for additional terms, including limitations of warranty and limitations of liability which are part of this proposal, and will constitute terms of your contract with Vortex.”

Accepted:	(“Customer)	VORTEX INDUSTRIES, INC. (“VORTEX”)

By		By	Rachel Rodriguez (NSD)
Date		Date	11/7/2008

License No. #207005 - VORTEX INDUSTRIES, INC.

JF	SK

PROPOSAL

1-800-698-6783

To	Site	Date 11/7/2008
BURLESON PACIFIC C/O BURLESON PACIFIC 2270 CAMINO VIDA ROBLE #J CARLSBAD, CA 92009 Attn. TRAVIS BURLESON	BURLESON PACIFIC PROPERTY 2980 SCOTT STREET VISTA, CA 92084
Ref. # SQ-126673	Phone (760) 431-3525x200 Fax	Job (760) 431-3525x200 Phone

In accordance with the terms and conditions stated hereinafter, and on the following pages, we propose to provide the following doors and/or repair work (hereinafter referred to as the “Product”) on the following terms.

Adjust Timely frame for proper clearances.

Door #10:

Furnish and install one (1) new entrance lock.

Door #11:

Furnish and install one (1) new passage lock and remove automatic door bottom.

Door #12:

Tighten lever lock as needed.

Door #13:

Adjust closer as needed for proper latching.

Door #14:

Lubricate all points of friction for proper operation.

Door #15:

Furnish and install one (1) new thumb turn for existing lock.

Door #16:

Perform preventive maintenance which includes lubrication of all points of friction, tightening of any loose hardware and our 40-point quality assurance check list.

Door #17:

Install new box lock.

Door #18:

Trouble shoot pit leveler, leveler will not operate with push button.

Door #19:

Furnish and install one (1) new Thumb turn, re-connect surface mount closer and adjust as needed.

Door #20:

Replace #5 on right side, install new Pneumatic safety edge kit complete with new vinyl weather stripping and adjust as needed.

☒ Customer to list days or hours Vortex cannot do the work:

Terms:    Proforma    or    ☒ Credit,         % on deposit 100% Completion.

This offer is good for 30 days. SIGNED COPY MUST BE RETURNED TO OUR OFFICE WITH DEPOSIT. Offer may be revoked by Vortex at any time prior to acceptance. Hidden or unanticipated damages and/or services not included in proposal. Proposal also does not include costs of prevailing wages, If required, unless specifically identified herein.

NOTICE TO PROPERTY OWNER: If bills are not paid in full for the labor, services, equipment, or materials furnished or to be furnished, a mechanic’s lien leading to the loss, through court foreclosure proceedings, of all or part of your properly being so improved may be placed against the properly even though you have paid your contractor in full. You may wish to protect yourself against this consequence by (1) requiring your contractor to furnish a signed release by the person or firm giving you this notice before making payment to your contractor or (2) any other method or device which is appropriate under the circumstances.

Any questions concerning a contractor may be referred to the Registrar, Contractors’ License Board, 3132 Bradshaw Road, Sacramento, California. Mailing address: P.O. Box 26000, Sacramento, California 95862.

“IMPORTANT: See following pages for additional terms, including limitations of warranty and limitations of liability which are part of this proposal, and will constitute terms of your contract with Vortex.”

Accepted:	(“Customer”)	VORTEX INDUSTRIES, INC. (“VORTEX”)

By		By	Rachel Rodriguez (NSD)
Date		Date	11/7/2008

License No. #207005 - VORTEX INDUSTRIES, INC.

JF	SK

PROPOSAL

1-800-698-6783

To	Site	Date 11/7/2008
BURLESON PACIFIC C/O BURLESON PACIFIC 2270 CAMINO VIDA ROBLE #J CARLSBAD, CA 92009 Attn: TRAVIS BURLESON	BURLESON PACIFIC PROPERTY 2980 SCOTT STREET VISTA, CA 92084
Ref. # SQ-126673	Phone (760) 431-3525x200 Fax	Job (760) 431-3525x200 Phone

In accordance with the terms and conditions stated hereinafter, and on the following pages, we propose to provide the following doors and / or repair work (hereinafter referred to as the “Product”) on the following terms.

Door #21:

Perform preventive maintenance which includes lubrication of all points of friction, tightening of any loose hardware and our 40-point quality assurance check list. We will also install box lock and straighten J-track as needed.

Door #22:

Perform preventive maintenance which includes lubrication of all points of friction, tightening of any loose hardware and our 40-point quality assurance check list. We will remove debris from lip hinge to allow it to move freely.

Door #23:

This door is pad locked shut; we will cut pad lock and perform preventive maintenance which includes lubrication of all points of friction, tightening of any loose hardware and our 40-point quality assurance check list.

Door #24:

Furnish and install one (1) new entrance lever lock and adjust as needed.

Door #25 & #26:

Add/adjust tension for proper operation, install new box lock and perform preventive maintenance which includes lubrication of all points of friction, tightening of any loose hardware and our 40-point quality assurance check list.

Door #27 & #28:

Perform preventive maintenance which includes lubrication of all points of friction, tightening of any loose hardware and our 40-point quality assurance check list. We will remove debris from lip hinge to allow it to move freely.

Door #29:

Install one (1) new thumb turn for your existing mortise lock and install one (1) new sweep strip.

Door #30 & #31:

Install one (1) new 12’ x 21 bottom section, straighten tracks as best as possible, install eight (8) new Long stem safety rollers and align and adjust as needed.

☒ Customer to list days or hours Vortex cannot do the work:

Terms: Proforma or ☒ Credit,         % on deposit 100% Completion.

This offer is good for 30 days. SIGNED COPY MUST BE RETURNED TO OUR OFFICE WITH DEPOSIT. Offer may be revoked by Vortex at any time prior to acceptance. Hidden or unanticipated damages and/or services not included in proposal. Proposal also does not include costs of prevailing wages. If required, unless specifically identified herein.

NOTICE TO PROPERTY OWNER: If bills are not paid in full for the labor, services, equipment, or materials furnished or to be furnished, a mechanic’s lien loading to the loss, through court foreclosure proceedings, of all part of your property being so improved may be placed against the property even though you have paid your contractor in full. You may wish to protect yourself against this consequence by (1) requiring your contractor to furnish a signed release by the person or firm giving you this notice before making payment to your contractor or (2) any other method or device which is appropriate under the circumstances.

Any questions concerning a contractor may be referred to the Registrar, contractors’ License Board, 3132 Bradshaw Road, Sacramento, California. Mailing address: P.O. Box 26000, Sacramento, California 95862.

“IMPORTANT: See following pages for additional terms, including limitations of warranty and limitations of liability which are part of this proposal, and will constitute terms of your contract with Vortex.”

Accepted	(“Customer”)	VORTEX INDUSTRIES, INC. (“VORTEX”)

By		By	Rachel Rodriguez (NSD)
Date		Date	11/7/2008

License No. #207005 - VORTEX INDUSTRIES, INC.

JF	SK

PROPOSAL

1-800-698-6783

To	Site	Date 11/7/2008
BURLESON PACIFIC C/O BURLESON PACIFIC 2270 CAMINO VIDA ROBLE #J CARLSBAD, CA 92009 Attn: TRAVIS BURLESON	BURLESON PACIFIC PROPERTY 2980 SCOTT STREET VISTA, CA 92084
Ref. # SQ-126673	Phone (760) 431-3525x200 Fax	Job (760) 431-3525x200 Phone

In accordance with the terms and conditions stated hereinafter, and on the following pages, we propose to provide the following doors and / or repair work (hereinafter referred to as the “Product”) on the following terms.

Door #32:

Install one (1) new door sweep.

Door #33:

Lube lock and adjust as needed.

Door #34:

Remove simplex lock and install one (1) new lever lock.

Door #35:

Furnish and install one (1) new bottom section securely fastened as per manufactures recommendations. We will also perform preventive maintenance which includes lubrication of all points of friction, tightening of any loose hardware and our 40-point quality assurance check list

Door #36:

Furnish and install one (1) new mortise entrance lock and install one (1) new bottom weather strip.

Door #37:

Adjust rim panic strike to allow door to close completely against door stop.

Door #38:

Remove mag lock/armature plates, install new mo hair, lubricate all points of friction adjust lock rods as needed, install new intermediate pivot and align as needed.

Door #39:

Remove Simplex lock, install one (1) new lever lock and adjust as needed.

Door #40:

Adjust strike to allow door to latch properly.

Door #41:

Furnish and install one (1) new Cal-Royal rim panic with new outside trim and adjust as needed.

Door #42:

☒ Customer to list days or hours Vortex cannot do the work:

Terms: Proforms or ☒ Credit,                % on deposit 100% Completion.

This offer is good for 30 days SIGNED COPY MUST BE RETURNED TO OUR OFFICE WITH DEPOSIT, Offer may be revoked by Vortex at any time prior to acceptance. Hidden or unanticipated damages and/or services not included in proposal. Proposal also does not include costs of prevailing wages, if required, unless specifically identified herein.

NOTICE TO PROPERTY OWNER: If bills are not paid in full for the labor, services, or equipment, materials furnished, a mechanics lean loading to the loss, through court foreclosure proceedings of all or part of your property being so improved may be placed against the property even though you have paid your contractor in full. You may wish to protect yourself against this consequence by (1) requiring your contractor to furnish a signed release by the person or firm giving you this notice before making payment to your contractor or (2) any other method or device which is appropriate under the circumstances.

Any questions concerning a contractor may be referred to the Registrar, Contractors’ License Board, 3132 Bradshaw Road, Sacramento, California. Mailing address: P.O Box 26000, Sacramento, California 95862.

“IMPORTANT: See following pages for additional terms, including limitations of warranty and limitations of liability which are part of this proposal, and will constitute terms of your contract with Vortex.”

Accepted:	(“Customer”)	VORTEX INDUSTRIES, INC. (“VORTEX”)

By		By	Rachel Rodriguez (NSD)
Date		Date	11/7/2008

License No. #207005 - VORIEX INDUSTRIES, INC.

JF	SK

PROPOSAL
1-800-698-6783

To		Site		Date 11/7/2008

BURLESON PACIFIC C/O BURLESON PACIFIC 2270 CAMINO VIDA ROBLE #J CARLSBAD, CA 92009		BURLESON PACIFIC PROPERTY 2980 SCOTT STREET VISTA, CA 92084

Attn. TRAVIS BURLESON

Ref. # SQ-126673	Phone Fax	(760) 431-3525x200	Job Phone	(760) 431-3525x200

In accordance with the terms and conditions stated hereinafter, and on the following pages, we propose to provide the following doors and / or repair work (hereinafter referred to as the “Product”) on the following terms.

Remove and replace frame leg, install one (1) new entrance lock and adjust as needed,

FOR THE TOTAL NET SUM OF.......................$11,882.05

Please note this bid INCLUDES the following:

1.	Vortex Exclusive ninety (90) day Limited Warranty on labor.

2.	Vortex Exclusive one (1) year warranty on all new material.

3.	Work to be scheduled during regular business hours (M-F 7:30a-4:30p) unless otherwise stated.

4.	Removal and disposal of damaged material.

Please note this bid DOES NOT INCLUDE the following:

1.	Any hidden damage or finish paint,

2.	Any item not called out above.

Please fax and mail signed proposal to:	Vortex Industries, Inc. 938 South Andreasen, #C/D Escondido, CA 92029 (760) 735-8765 (760) 735-8769 (Fax)

☒ Customer to list days or hours Vortex cannot do the work:

Terms:    Proforma or ☒ Credit,             % on deposit 100% Completion.

This offer is good for 30 days. SIGNED COPY MUST BE RETURNED TO OUR OFFICE WITH DEPOSIT. Offer may be revoked by Vortex at any time prior to acceptance. Hidden or unanticipated damages and/or services not included in proposal. Proposal also does not include costs of prevailing wages. If required, unless specifically identified herein.

NOTICE TO PROPERTY OWNER: If bills are not paid in full for the labor, services, equipment, or materials furnished or to be furnished, a mechanic’s lien loading to the loss, through court foreclosure proceedings, of all or part of your property being so improved may be placed against the property even though you have paid your contractor in full. You may wish to protect yourself against this consequence by (1) requiring your contractor to furnish a signed release by the person or firm giving you this notice before making payment to your contractor or (2) any other method or device which is appropriate under the circumstances.

Any questions concerning a contractor may be referred to the Registrar, Contractor’s License Board, 3132 Bradshaw Road, Sacramento, California, Mailing address: P.O. Box 26000, Sacramento, California 95862.

“IMPORTANT: See following pages for additional terms, including limitations of warranty and limitations of liability which are part of this proposal, and will constitute terms of your contract with Vortex.”

Accepted:	(“Customer”)	VORTEX INDUSTRIES, INC. (“VORTEX”)

By		By	Rachel Rodriguez (NSD)
Date		Date	11/7/2008

License No #207005 - VORTEX INDUSTRIES, INC.

JF	SK

LIMITED WARRANTY

1.	APPLICABLE PERIOD. The VORTEX warranty for materials or labor (as appropriate) is applicable to cover problems promptly reported in writing within the following periods specified:

1.1	NEW PRODUCT INSTALLATIONS.

A.

Heavy Duty Rolling Steel Doors and Hollow Metal Doors - Five Year Limited Warranty, as follows: 1st year - 100% Material and Labor, 2nd year - 100% Material, No Labor, 3rd year - 20% Material, No Labor, 4th and 5th Year - 10% Material, No Labor.

B.

Overhead, Glass Entrance and Light Weight Rolling Steel Doors, Motors and Other New Product Installation - Three Year Limited Warranty, as follows: 1st year - 100% Material and Labor, 2nd year - 20% Material, No Labor, 3rd year - 10% Material, No Labor.

1.2	REPAIRS.

A.	Repairs Performed as Recommended by VORTEX: 100% Materials for 1 year, and 80 days Labor. B. Limited Scope Repairs - No Warranty.

2.	LIMITED WARRANTY. OUR WARRANTY IS FURTHER LIMITED AS FOLLOWS:

2.1	Our warranty shall not extend to or cover deterioration due to rust resulting from (i) damage to the door section finish caused by fire, other accident or casualty, vandalism, radiation, harmful fumes or foreign substances in the atmosphere, (ii) occurring as a result of any physical damage after the door left our control, or (iii) failure to provide reasonable, necessary and proper maintenance (see paragraph 3 below).

2.2	Our warranty shall not extend to or cover any damages or claims with respect to any products that in any way or degree have been altered, processed, misused or improperly handled or installed.

2.3	VORTEX does not warrant conformity with any building or fire codes. Customer is responsible for obtaining any required permits and giving any required notices.

2.4	WE MAKE NO OTHER WARRANTIES, REPRESENTATIONS OR COVENANTS, EXPRESS OR IMPLIED, AS TO ANY MANNER WHATSOEVER WITH RESPECT TO THIS PRODUCT EXCEPT FOR ANY IMPLIED WARRANTY REQUIRED BY APPLICABLE LAW, AND ANY SUCH IMPLIED WARRANTIES SHALL BE LIMITED IN DURATION TO A PERIOD OF ONE YEAR FROM THE DATE OF PURCHASE.

2.5	IN THE EVENT OF THE BREACH OF THE WARRANTY DESCRIBED ABOVE, VORTEX’S SOLE RESPONSIBILITY SHALL BE TO REPAIR OR REPLACE ANY PRODUCT WHICH PROVED TO HAVE BEEN DEFECTIVE DURING THE WARRANTY PERIOD. In the event VORTEX fails to or elects not to repair or replace the defective products, VORTEX’S responsibility shall be limited to the damages specified in Section 5 below.

2.6	This warranty gives you specific legal rights, and you may also have other rights which vary from state to state.

2.7	Only an authorized corporate officer of VORTEX may modify or add to the warranties set forth above, and any such modification or addition must be in writing and separately executed by such corporate officer.

3.	OWNER’S RESPONSIBILITY.

The proper operation and maintenance of your doors is critical. If your door is equipped with a hand chain or pull rope, control its speed and do not let it slam up or slam down. If you operate your door slowly and carefully, it should last many years. However, the useful life of the doors and their component parts is not unlimited, and to assure the sale and proper operation. It is imperative that doors be serviced and inspected every six months for long life and easy operation. Failure to do so will void the warranty. You are encouraged to contact VORTEX for details on available Preventive Maintenance programs.

On such Iron or steel surfaces painted by VORTEX with prime coat as are exposed to the weather, Customer agrees to complete painting with a finish coat or coats of a color of Customer’s choice.

4.	FURTHER CONDITIONS OF WARRANTY. The foregoing warranty shall be voided and products and services shall be deemed sold “as is” with all faults:

4.1	if the related invoice is not paid within thirty (30) days;

4.2	if repairs or alterations are made by anyone other than VORTEX;

4.3	until any “Recommendation for Additional Work Needed” is authorized in writing by Customer and completed by VORTEX.

You must give us the job number when first calling for warranty service or you will be billed for the work.

5.	LIMITATIONS OF LIABILITY.

5.1	THE LIABILITY OF VORTEX FOR DAMAGES OR INDEMNITY, IF ANY, SHALL BE LIMITED TO THE AMOUNT OF THE CHARGES PAID BY CUSTOMER TO VORTEX WITH RESPECT TO THE SPECIFIC PRODUCTS OR SERVICES.

5.2	IN NO EVENT, REGARDLESS OF THE FORM OF THE ACTION, WHETHER IN CONTRACT OR IN TORT, INCLUDING NEGLIGENCE, SHALL VORTEX BE LIABLE FOR INCIDENTAL DAMAGES, CONSEQUENTIAL DAMAGES, LOST PROFITS, OR LOST SALES, NOTWITHSTANDING THE FACT THAT VORTEX MAY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

FURTHER TERMS AND CONDITIONS

PAYMENT TERMS. The Company that called us is responsible for paying the bill. VORTEX provides emergency repair services, and time is of the essence to the performance by the parties of their obligations. Service bills are due and payable upon completion of work. Hours are calculated from the time the man leaves our shop until he returns. Minimum service charge is one hour at the current hourly rate. Customer further grants to VORTEX a security interest in all products furnished to customer. In event of default, VORTEX shall have, in addition is all rights provided by law, the right to repossess all products and to remove doors supplied. Overdue accounts will be charged 10% interest, or the maximum allowed by law, whichever is greater.

WORK HOURS. VORTEX standard work hours are Mon. - Fri. 8:00 a.m. - 4:30 p.m. VORTEX’s standard rates shall be increased for work performed during other hours. VORTEX must be notified of any days or times during which scheduled work cannot be done. A refused field trip will be charged for.

SITE PREPARATION. Customer, at its expense, shall assure that the wall construction around the opening is suitable for supporting all doors, door seals, accessories, and other items, and that there is proper clearances for their reception. When VORTEX is to provide erection. Customer at its expense shall assure that the openings into which the items or around which the items are to be installed are complete, unobstructed, and available to VORTEX mechanics or subcontractors without delay or interruption to their work. Customer warrants safely and suitability of the structure for reception of VORTEX’S materials and agrees to hold VORTEX and its subcontractors harmless from liability attributed thereto. Unless otherwise expressly stated, this work order does not include the preparation or furnishings by VORTEX of openings, ells, jambs, lintels, structural members to which doors or accessories are to be attached, or glass or glazing, or when motor operators are furnished, any wire, fuses, or conduits, or any auxiliary steel work for carrying supporting or attaching power units. Electrical hookup and hauling away of old materials is not included in the work order. Customer acknowledges that unloading, hoisting, storage and protection of materials is the sole responsibility of the Customer.

PERFORMANCE EXCUSED. VORTEX shall not be liable to Customer. In any manner for failure or delay to ill an order placed herein, or other failures to perform as a result of strike or other labor trouble, fire, flood, material or labor shortage, embargo, stoppage in transit, direct or indirect acts, regulations or orders of any governmental body, war, sabotage, act of God or public enemy, or other cause beyond the control of VORTEX including nonperformance of conditions precedent by Customer such as the furnishing of specifications of wall openings or other information, approval of or other action upon drawing.

ENFORCEMENT OF CONTRACT. This contract (subject only to modification by any subsequent, and fully executed, written repair work order) constitutes the entire agreement of the parties with respect to the proposed work. There are no oral agreements made or allowed between the parties. All parties agree that interpretations and enforcement of the contract shall be subject to the laws of the state of California and any action brought to enforce any provision of the agreement shall be in the jurisdiction and venue of the courts of Orange County, California. In the event of any action or proceeding to enforce this agreement or arising out of any breach of this agreement, the prevailing party herein shall be entitled to recover reasonable attorney’s fees and costs therein incurred.

ANY QUESTIONS CONCERNING A CONTRACTOR MAY BE REFERRED TO THE REGISTRAR, CONTRACTORS’ LICENSE BOARD, 9821 BUSINESS PARK DRIVE, SACRAMENTO, CALIFORNIA, 956274 MAILING ADDRESS: P.O. BOX 26000, SACRAMENTO, CALIFORNIA, 95826. WEBSITE: WWW.CSLB.CA.GOV.

Rev. 5/08

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Exhibit C

STANDARD OFFER, AGREEMENT AND ESCROW

INSTRUCTIONS FOR PURCHASE OF REAL ESTATE

(Non-Residential)

AIR Commercial Real Estate Association

(Date for Reference Purposes)

1. Buyer.

1.1                                              AUTOGENOMICS, INC., a Delaware corporation                                                         , (“Buyer”) hereby offers to purchase the real property, hereinafter described, from the owner thereof (“Seller”) (collectively, the “Parties” or individually, a “Party”), through an escrow (“Escrow”) to close ~~30 or~~ in accordance with Section 26(b) ~~days after the waiver or expiration of the Buyer’s Contingencies,~~ (“Expected Closing Date”) to be held by

        First American Title Insurance Company, Attention: Ms. Kathleen Huntsman         (“Escrow Holder”) whose address is         5 First American Way, Santa Ana, California 92707

                                                             , Phone No.             (714) 250-8406        , Facsimile No.             (714) 200-0113             upon the terms and conditions set forth in this agreement (“Agreement”). Buyer shall have the right to assign Buyer’s rights hereunder, but any such assignment shall not relieve Buyer of Buyer’s obligations herein unless Seller expressly releases Buyer.

1.2 The term “Date of Agreement” as used herein shall be the date when by execution and delivery (as defined in paragraph 20.2) of this document or a subsequent counteroffer thereto, Buyer and Seller have reached agreement in writing whereby Seller agrees to sell, and Buyer agrees to purchase, the Property upon terms accepted by both Parties.

2. Property.

2.1 The real property (“Property”) that is the subject of this offer consists of (insert a brief physical description) an office/industrial building containing approximately 126,715 rentable square feet                                                                                                                                                                                                                                                                                                                          Is located in the City of          Vista                                                      , County of         San Diego                                                         , State of          California                                 , is commonly known by the street address of     2980 Scott Street, Vista, California                                                                                                                                                                                     and is legally described as:         see Exhibit A attached                                                                                                                                                                                                                                                                (APN:         219-011-96-00                               ).

2.2 If the legal description of the Property is not complete or is inaccurate, this Agreement shall not be invalid and the legal description shall be completed or corrected to meet the requirements of         First American Title Insurance Company                         (“Title Company”), which shall issue the title policy hereinafter described.

2.3 The Property includes, at no additional cost to Buyer, the permanent improvements thereon, including those items which pursuant to applicable law are a part of the property, as well as the following items, of any owned by Seller and at present located on the Property: electrical distribution systems (power panel, bus ducting, conduits, disconnects, lighting fixtures); telephone distribution systems (lines, jacks and connections only); space heaters; heating, ventilating, air conditioning equipment (“HVAC”); air lines; fire sprinkler systems; security and fire detection systems; carpets; window coverings; wall coverings; and

                                                                                                                                                                  (collectively, the “Improvements”).

2.4 The fire sprinkler monitor: ☑ is owned by Seller and Included in the Purchase Price, ☐ is leased by Seller, and Buyer will need to negotiate a new lease with the fire monitoring company, ☐ ownership will be determined during Escrow, or ☐ there is no fire sprinkler monitor.

2.5 Except as provided in Paragraph 2.3, the Purchase Price does not include Seller’s personal property, furniture and furnishings, and                                                                                                                                                                                      all of which shall be removed by Seller prior to Closing.

3. Purchase Price.

3.1 The purchase price (“Purchase Price”) to be paid by Buyer to Seller for the Property shall be $13,800,000.00                        , payable as follows:

	(a)	Cash down payment, including the Deposit as defined in paragraph 4.3 (or if an all cash transaction, the Purchase Price):	$13,800,000.00

(Strike if not applicable)	(b)	Amount of “New Loan” as defined in paragraph 5.1, if any:	$

	~~(c)~~	~~Buyer shall take title to the Property subject to and/or assume the following existing deed(s) of trust (“Existing Deed(s) of Trust”) securing the existing promissory note(s) (“Existing Note(s)”):~~

~~(Strike if not applicable)~~		~~(i)~~

~~An Existing Note (“First Note”) with an unpaid principal balance as of the Closing of approximately:~~

~~Said First Note is payable at $                                                                                     per month,~~

~~including interest at the rate of                     % per annum until paid (and/or the entire unpaid balance is due on                                                                                                                                ).~~

			~~$~~
		~~(ii)~~

~~An Existing Note (“Second Note”) with an unpaid principal balance as of the Closing of approximately:~~

~~Said Second Note is payable at $                                                                                     per month, including interest at the rate of                                          % per annum until paid (and/or~~ the ~~entire unpaid balance is due on                                                                                   ).~~

			~~$~~
~~(Strike if not applicable)~~	~~(d)~~	~~Buyer shall give Seller a deed of trust (“Purchase Money Deed of Trust”) on the property, to secure the promissory note of Buyer to Seller described in paragraph 6 (“Purchase Money Note”) in the amount of:~~	~~$~~

	Total Purchase Price:		$13,800,000.00

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3.2 If Buyer is taking title to the Property subject to, or assuming, and Existing Deed of Trust and such deed of trust permits the beneficiary to demand payment of fees including, but not limited to, points, processing fees, and appraisal fees as a condition to the transfer of the Property, Buyer agrees to pay such fees up to a maximum of 1.5% of the unpaid principal balance of the applicable Existing Note.

4. Deposits.

4.1 ☐ Buyer has delivered to Broker a check in the sum of $                    , payable to Escrow Holder, to be delivered by Broker to Escrow Holder within 2 or          business days after both Parties have executed this Agreement and the executed Agreement has been delivered to Escrow Holder, or ☑ within ~~2 or~~ 5 business days after both Parties have executed this Agreement and the executed Agreement has been delivered to Escrow Holder Buyer shall deliver to Escrow Holder a check in the sum of $250,000.00. If said check is not received by Escrow Holder within said time period then Seller may elect to unilaterally terminate this transaction by giving written notice of such election to Escrow Holder whereupon neither Party shall have any further liability to the other under this Agreement. Should Buyer and Seller not enter into an agreement for purchase and sale, Buyer’s check or funds shall, upon request by Buyer, be promptly returned to Buyer.

4.2 Additional deposits:

(a) Within 5 business days after the Date of Agreement, Buyer shall deposit with Escrow Holder the additional sum of $N/A to be applied to the Purchase Price at the Closing.

(b) Within 5 business days after the contingencies discussed in paragraph 9.1 (a) through (k) are approved or waived, Buyer shall deposit with Escrow Holder the additional sum of $ N/A to be applied to the Purchase Price at the Closing.

4.3 Escrow Holder shall deposit the funds deposited with it by Buyer pursuant to paragraphs 4.1 and 4.2 (collectively the “Deposit”), in a State or Federally chartered bank in an interest bearing account whose term is appropriate and consistent with the timing requirements of this transaction. The interest therefrom shall accrue to the benefit of Buyer, who hereby acknowledges that there may be penalties or interest forfeitures if the applicable instrument is redeemed prior to its specified maturity. Buyer’s Federal Tax identification Number is             . NOTE: Such interest bearing account cannot be opened until Buyer’s Federal Tax Identification Number is provided.

5. Financing Contingency. (Strike if not applicable) NONE

~~5.1 This offer is contingent upon Buyer obtaining from an insurance company, financial institution or other lender, a commitment to lend to Buyer a sum of equal to at least              % of the Purchase Price, on terms reasonably acceptable to Buyer. Such loan (“New Loan”) shall be secured by a first deed of trust or mortgage on the Property. If this Agreement provides for Seller to carry back junior financing, then Seller shall have the right to approve the terms of the New Loan. Seller shall have 7 days from precept of the commitment setting forth the proposed terms of the New Loan to approve or disapprove of such proposed terms. If Seller fails to notify Escrow Holder, in writing, of the disapproved within said 7 days it shall be conclusively presumed that Seller has approved the terms of the New Loan.~~

~~5.2 Buyer hereby agrees to diligently pursue obtaining the New Loan. If Buyer shall fail to notify its Broker, Escrow Holder and Seller, in writing within              days following the Date of Agreement, that the New Loan has not been obtained, it shall be conclusively presumed that Buyer has either obtained said New Loan or has waived this New Loan contingency.~~

~~5.3 If, after due diligence, Buyer shall notify its Broker, Escrow Holder and Seller, in writing, within the time specified in paragraph 5.2 hereof, that Buyer has not obtained said New Loan, this Agreement shall be terminated, and Buyer shall be entitled to the prompt return of the Deposit, plus any interest earned thereon, less only Escrow Holder and Title Company cancellation fees and costs, which Buyer shall pay.~~

6. Seller Financing (Purchase Money Note). (Strike if not applicable) NONE

~~6.1 If Seller approves Buyer’s financials (see paragraph 6.5) the Purchase Money Note shall provide for interest on unpaid principal at the rate of ______% per annum, with principal and interest paid as follows:_______________________________________________~~

~~The Purchase Money Note and Purchase Money Deed of Trust shall be on the current forms commonly used by Escrow Holder, and be junior and subordinate only to the Existing Note(s) and/or the New Loan expressly called for by this Agreement.~~

~~6.2 The Purchase Money Note and/or the Purchase Money Deed of Trust shall contain provisions regarding the following (see also paragraph 10.3(b)):~~

~~(a) Prepayment. Principal may be prepaid in whole or in part at any time without penalty, at the option of the Buyer.~~

~~(b) Late Charge. A late charge of 6% shall be payable with respect to any payment of principal, interest, or other charges, not made within 10 days after it is due.~~

~~(c) Due On Sale. In the event the Buyer sells or transfers title to the Property or any portion thereof, then the Seller may, at Seller’s option, require the entire unpaid balance of said Note to be paid in full.~~

~~6.3 If the Purchase Money Deed of Trust is to be subordinate to other financing, Escrow Holder shall, at Buyer’s expense prepare and record on Seller’s behalf a request for notice of default and/or sale with regard to each mortgage or deed of trust to which it will be subordinate.~~

~~6.4 WARNING: CALIFORNIA LAW DOES NOT ALLOW DEFICIENCY JUDGEMENTS ON SELLER FINANCING. IF BUYER ULTIMATELY DEFAULTS ON THE LOAN, SELLER’S SOLE REMEDY IS TO FORECLOSE ON THE PROPERTY.~~

~~6.5 Seller’s obligation to provide financing is contingent upon Seller’s reasonable approval of Buyer’s financial condition. Buyer to provide a current financial statement and copies of its Federal tax returns for the last 3 years to Seller within 10 days following the Date of Agreement. Seller has 10 days following receipt of such documentation to satisfy itself with regard to Buyer’s financial condition and to notify Escrow Holder as to whether or not Buyer’s financial condition is acceptable. If Seller fails to notify Escrow Holder, in writing, of this disapproval of the contingency within said time period, it shall be conclusively presumed that Seller has approved Buyer’s financial condition. If Seller is not satisfied with Buyer’s financial condition or if Buyer fails to deliver the required documentation then Seller may notify Escrow Holder in writing that Seller Financing will not be available, and Buyer shall have the option, within 10 days of the receipt of such notice, to either terminate this transaction or to purchase the Property without Seller financing. If Buyer fails to notify Escrow Holder within said time period of its election to terminate this transaction then Buyer shall be conclusively presumed to have elected to purchase the Property without Seller financing. If Buyer elects to terminate, Buyer’s Deposit shall be refunded less Title Company and Escrow Holder cancellation fees and costs, all of which shall be Buyer’s obligation.~~

7. Real Estate Brokers. NONE

~~7.1 The following real estate broker(s) (“Brokers”) and brokerage relationships exist in this transaction and are consented to by the Parties (check the applicable boxes):~~

~~☐ _________________________________________ represents Seller exclusively (“Seller’s Broker”);~~

~~☐ _________________________________________ represents Buyer exclusively (“Buyer’s Broker”); or~~

~~☐ _________________________________________ represents both Seller and Buyer (“Dual Agency”).~~

~~The Parties acknowledge that Brokers are the procuring cause of this Agreement. See paragraph 24 regarding the nature of a real estate agency relationship. Buyer shall use the services of Buyer’s Broker exclusively in connection with any and all negotiations and offers with respect to the Property for a period of 1 year from the date inserted for reference purposes at the top of page 1.~~

~~7.2 Buyer and Seller each represent and warrant to the other that he/she/it has had no dealing with any person, firm, broker or finder in connection with the negotiation of this Agreement and/or the consummation of the purchase and sale contemplated herein, other than the Brokers named in paragraph 7.1, and no broker or other person, firm or entity, other than said Brokers is/are entitled to any commission or finder’s fee in connection with this transaction as the result of any dealings or acts of such Party. Buyer and Seller do each hereby agree to indemnify, defend, protect and hold the other harmless from and against any costs, expenses or liability for compensation, commission or charges which may be claimed by any broker, finder or other similar party, other than said named Brokers by reason of any dealings or act of the indemnifying Party.~~

8. Escrow and Closing.

8.1 Upon acceptance hereof by Seller, this Agreement, including any counteroffers incorporated herein by the Parties, shall constitute not only the agreement of purchase and sale between Buyer and Seller, but also instructions to Escrow holder for the consummation of the Agreement through the Escrow. Escrow Holder shall not prepare and further escrow instructions restating or amending the Agreement unless specifically so instructed by the Parties or a Broker herein. Subject to the reasonable approval of the Parties, Escrow Holder may, however, include its standard general escrow provisions.

8.2 As soon as practical after the receipt of this Agreement and any relevant counteroffers, Escrow Holder shall ascertain the Date of Agreement as defined in paragraphs 1.2 and 20.2 and advise the Parties and Brokers, in writing, of the date ascertained.

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8.3 Escrow Holder is hereby authorized and instructed to conduct the Escrow in accordance with this Agreement, applicable law and custom and practice of the community in which Escrow Holder is located, including any reporting requirements of the Internal Revenue Code. In the event of a conflict between the law of the state where the Property is located and the law of the state where the Escrow Holder is located, the law of the state where the Property is located shall prevail.

8.4 Subject to satisfaction of the contingencies herein described, Escrow Holder shall close this escrow (the “Closing”) by recording a general warranty deed (a grant deed in California) and the other documents required to be recorded, and by disbursing the funds and documents in accordance with this Agreement.

8.5 Buyer and Seller shall each pay one-half of the Escrow Holder’s charges and Seller shall pay the usual recording fees and any required documentary transfer taxes. Seller shall pay the premium for a standard coverage owner’s or joint protection policy of title insurance. (See also paragraph 11)

~~8.6 Escrow Holder shall verify that all of Buyer’s contingencies have been satisfied or waived prior to Closing. The matters contained in paragraphs 9.1 subparagraphs (b), (c), (d), (e), (g), (i), (n), and (o), 9.4, 9.5, 12, 13, 14, 16, 18, 20, 21, 22, and 24 are, however, matters of agreement between the Parties only and are not instructions to Escrow Holder.~~

~~8.7 If this transaction is terminated for non-satisfaction and non-waiver of a Buyer’s Contingency, as defined in paragraph 9.2, then neither of the Parties shall thereafter have any liability to the other under this Agreement, except to the extent of a breach of any affirmative covenant or warranty in this Agreement. In the event of such termination, Buyer shall be promptly refunded all funds deposited by Buyer with Escrow Holder, less only Title Company and Escrow Holder cancellation fees and costs, all of which shall be Buyer’s obligation. If this transaction is terminated as a result of Seller’s breach of this Agreement then Seller shall pay the Title Company and Escrow Holder cancellation fees and costs.~~

8.8 The Closing shall occur on the Expected Closing Date, or as soon thereafter as the Escrow is in condition for Closing; provided, however, that if the Closing does not occur by the Expected Closing Date and said Date is not extended by mutual instructions of the Parties, ~~a Party not then in default under this Agreement may notify the other Party, Escrow Holder, and Brokers, in writing that, unless the Closing occurs within 5 business days following said notice,~~ the Escrow shall be deemed terminated without further notice or Instructions.

8.9 Except as otherwise provided herein, the termination of Escrow shall not relieve or release either Party from any obligation to pay Escrow Holder’s fees and costs or constitute a waiver, release or discharge of any breach or default that has occurred in the performance of the obligations, agreements, covenants or warranties contained therein.

8.10 If this sale of the Property is not consummated for any reason other than Seller’s breach or default, then at Seller’s request, and as a condition to any obligation to return Buyer’s deposit (see paragraph 21), Buyer shall within 5 days after written request deliver to Seller, at no charge, copies of all surveys, engineering studies, soil reports, maps, master plans, feasibility studies and other similar items prepared by or for Buyer that pertain to the Property. Provided, however, that Buyer shall not be required to deliver any such report if the written contract which Buyer entered into with the consultant who prepared such report specifically forbids the dissemination of the report to others.

9. Contingencies to Closing.

9.1 The Closing of this transaction is contingent upon the satisfaction or waiver of the following contingencies. IF BUYER FAILS TO NOTIFY ESCROW HOLDER, IN WRITING, OF THE DISAPPROVAL OF ANY OF SAID CONTINGENCIES WITHIN THE TIME SPECIFIED THEREIN, IT SHALL BE CONCLUSIVELY PRESUMED THAT BUYER HAS APPROVED SUCH ITEM, MATTER OR DOCUMENT. Buyer’s conditional approval shall constitute disapproval, unless provision is made by the Seller within the time specified therefore by the Buyer in such conditional approval or by this Agreement, whichever is later, for the satisfaction of the condition imposed by the Buyer. Escrow Holder shall promptly provide all Parties with copies of any written disapproval or conditional approval which it receives. With regard to subparagraphs (a) through (l) the pre-printed time periods shall control unless a different number of days is inserted in the spaces provided.

(a) Disclosure. Seller shall make to Buyer, through Escrow, all of the applicable disclosures required by law (See AIR Commercial Real Estate Association (“AIR”) standard form entitled “Seller’s Mandatory Disclosure Statement”) and provide Buyer with a completed Property Information Sheet (“Property Information Sheet”) concerning the Property, duly executed by or on behalf of Seller in the current form or equivalent to that published by the AIR within 10 or                      days following the Date of Agreement. Buyer has 10 days from the receipt of said disclosures to approve or disapprove the matters disclosed.

(b) Physical Inspection. Buyer has ~~10 or~~     45       days from the receipt of the Property Information Sheet or the Date of Agreement, whichever is later, to satisfy itself with regard to the physical aspects and size of the Property.

(c) Hazardous Substance Conditions Report. Buyer has 30 or       45       days from the receipt of the Property Information Sheet or the Date of Agreement, whichever is later, to satisfy itself with regard to the environmental aspects of the Property. Seller recommends that Buyer obtain a Hazardous Substance Conditions Report concerning the Property and relevant adjoining properties. Any such report shall be paid for by Buyer. A “Hazardous Substance” for purposes of this Agreement is defined as any substance whose nature and/or quantity of existence, use, manufacture, disposal or effect, render it subject to Federal, state or local regulation, investigation, remediation or removal as potentially injurious to public health or welfare. A “Hazardous Substance Condition” for purposes of this Agreement is defined as the existence on, under or relevantly adjacent to the Property of a Hazardous Substance that would require remediation and/or removal under applicable Federal, state or local law.

(d) Soil Inspection. Buyer has 30 or       45       days from the receipt of the Property Information Sheet or the Date of Agreement, whichever is later, to satisfy itself with regard to the condition of the soils on the Property. Seller recommends that Buyer obtain a soil test report. Any such report shall be paid for by Buyer. Seller shall provide Buyer copies of any soils report that Seller may have within 10 days of the Date of Agreement.

(e) Governmental Approvals. Buyer has 30 or       45       days from the Date of Agreement to satisfy itself with regard to approvals and permits from governmental agencies or departments which have or may have jurisdiction over the Property and which Buyer deems necessary or desirable in connection with its intended use of the Property, including, but not limited to, permits and approvals required with respect to zoning, planning, building and safety, fire, police, handicapped and Americans with Disabilities Act requirements, transportation and environmental matters.

(f) Conditions of Title. Escrow Holder shall cause a current commitment for title insurance (“Title Commitment”) concerning the Property issued by the Title Company, as well as legible copies of all documents referred to in the Title Commitment (“Underlying Documents”), and a scaled and dimensioned plot showing the location of any easements to be delivered to Buyer within 10 or       30       days following the Date of Agreement. Buyer has 10 days from the receipt of the Title Commitment, the Underlying Documents and the plot plan to satisfy itself with regard to the condition of title. The disapproval by Buyer of any monetary encumbrance, which by the terms of this Agreement is not to remain against the Property after the Closing, shall not be considered a failure of this contingency, as Seller shall have the obligation, at Seller’s expense, to satisfy and remove such disapproved monetary encumbrance at or before the Closing.

(g) Survey. Buyer has 30 or       45       days from the receipt of the Title Commitment and Underlying Documents to satisfy itself with regard to any ALTA title supplement based upon a survey prepared to American Land Title Association (“ALTA”) standards for an owner’s policy by a licensed surveyor, showing the legal description and boundary lines of the Property, any easements of record, and any improvements, poles, structures and things located within 10 feet of either side of the Property boundary lines. Any such survey shall be prepared at Buyer’s direction and expense. If Buyer has obtained a survey and approved the ALTA title supplement, Buyer may elect within the period allowed for Buyer’s approval of a survey to have an ALTA extended coverage owner’s form of title policy, in which event Buyer shall pay any additional premium attributable thereto.

(h) Existing Leases and Tenancy Statements. Seller shall within 10 or                      days of the Date of Agreement provide both Buyer and Escrow Holder with legible copies of all leases, subleases or rental arrangements (collectively, “Existing Leases”) affecting the Property, and with a tenancy statement (“Estoppel Certificate”) in the latest form or equivalent to that published by the AIR, executed by Seller and/or each tenant and subtenant of the Property. Seller shall use its best efforts to have each tenant complete and execute an Estoppel Certificate. If any tenant fails or refuses to provide an Estoppel Certificate then Seller shall complete and execute an Estoppel Certificate for that tenancy. Buyer has 10 days from the receipt of said Existing Leases and Estoppel Certificates to satisfy itself with regard to the Existing Leases and any other tenancy issues.

~~(i) Owner’s Association. Seller shall within 10 or                      days of the Date of Agreement provide Buyer with a statement and transfer package from any owner’s association servicing the Property. Such transfer package shall at a minimum include: copies of the association’s bylaws, articles of incorporation, current budget and financial statement. Buyer has 10 days from the receipt of such documents to satisfy itself with regard to the association.~~

(j) Other Agreements. Seller shall within 10 or       45       days of the Date of Agreement provide Buyer with legible copies of all other agreements (“Other Agreements”) known to Seller that will affect the Property after Closing. Buyer has 10 days from the receipt of said Other Agreements to satisfy itself with regard to such Agreements.

(k) Financing. If paragraph 5 hereof dealing with a financing contingency has not been stricken, the satisfaction or waiver of such New Loan contingency.

(l) Existing Notes. If paragraph 3.1(c) has not been stricken, Seller shall within 10 or                      days of the Date of Agreement provide Buyer with legible copies of the Existing Notes, Existing Deeds of Trust and related agreements (collectively, “Loan Documents”) to which the Property will remain subject after the Closing. Escrow Holder shall promptly request from the holders of the Existing Notes a beneficiary statement (“Beneficiary Statement”) confirming: (1) the amount of the unpaid principal balance, the current interest rate, and the date to which interest is paid, and (2) the nature and amount of any impounds held by the beneficiary in connection with such loan. Buyer has 10 or                      days from the receipt of the Loan

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Documents and Beneficiary Statements to satisfy itself with regard to such financing. Buyer’s obligation to close is conditioned upon Buyer being able to purchase the Property without acceleration or change in the terms of any Existing Notes or charges to Buyer except as otherwise provided in this Agreement or approved by Buyer, provided, however, Buyer shall pay the transfer fee referred to in paragraph 3.2 hereof.

(m) Personal Property. In the event that any personal property is included in the Purchase Price, Buyer has 10 or              days from the Date of Agreement to satisfy itself with regard to the title condition of such personal property. Seller recommends that Buyer obtain a UCC-1 report. Any such report shall be paid for by Buyer. Seller shall provide Buyer copies of any liens or encumbrances affecting such personal property that it is aware of within 10 or              days of the Date of Agreement.

(n) Destruction, Damage or Loss. There shall not have occurred prior to the Closing, a destruction of, or damage or loss to, the Property or any portion thereof, from any cause whatsoever, which would cost more than ~~$10,000.00~~ $50,000.00 to repair or cure. If the cost of repair or cure is ~~$10,000.00~~ $50,000.00 or less, Seller shall repair or cure the loss prior to the Closing. Buyer shall have the option, within 10 days after receipt of written notice of a loss costing more than ~~$10,000.00~~ $50,000.00 to repair or cure, to either terminate this Agreement or to purchase the Property notwithstanding such loss, but without deduction or offset against the Purchase Price. If the cost to repair or cure is more than ~~$10,000.00~~ $50,000.00, and Buyer does not elect to terminate this Agreement, Buyer shall be entitled to any insurance proceeds applicable to such loss. Unless otherwise notified in writing, Escrow Holder shall assume no such destruction, damage or loss has occurred prior to Closing.

(o) Material Change. Buyer shall have 10 days following receipt of written notice of a Material Change within which to satisfy itself with regard to such change. “Material Change” shall mean a substantial adverse change in the use, occupancy, tenants, title, or condition of the Property that occurs after the date of this offer and prior to the Closing. Unless otherwise notified in writing, Escrow Holder shall assume that no Material Change has occurred prior to the Closing.

(p) Seller Performance. The delivery of all documents and the due performance by Seller of each and every undertaking and agreement to be performed by Seller under this Agreement.

~~(q) Brokerage Fee. Payment at the Closing of such brokerage fee as is specified in this Agreement or later written instructions to Escrow Holder executed by Seller and Brokers (“Brokerage Fee”). It is agreed by the Parties and Escrow Holder that Brokers are a third party beneficiary of this Agreement insofar as the Brokerage Fee is concerned, and that no change shall be made with respect to the payment of the Brokerage Fee specified in this Agreement, without the written consent of Brokers.~~

9.2 All of the contingencies specified in subparagraphs (a) through (m) of paragraph 9.1 are for the benefit of, and maybe waived by, Buyer, and may be elsewhere herein referred to as “Buyer’s Contingencies.”

9.3 If any of Buyer’s Contingencies or any other matter subject to Buyer’s approval is disapproved as provided for herein in a timely manner (“Disapproved Item”), Seller shall have the right within 10 days following the receipt of notice of Buyer’s disapproval to elect to cure such Disapproved Item prior to the Expected Closing Date (“Seller’s Election”). Seller’s failure to give to Buyer within such period, written notice of Seller’s commitment to cure such Disapproved Item on or before the Expected Closing Date shall be conclusively presumed to be Seller’s Election not to cure such Disapproved Item. If Seller elects, either by written notice or failure to give written notice, not to cure a Disapproved Item, Buyer shall have the right, within 10 days after Seller’s Election to either accept title to the Property subject to such Disapproved Item, or to terminate this Agreement. Buyer’s failure to notify Seller in writing of Buyer’s election to accept title tot the Property subject to such Disapproved Item, or to terminate this Agreement. Buyer’s constitute Buyer’s election to terminate this Agreement. Unless expressly provided otherwise herein, Seller’s right to cure shall not apply to the remediation of Hazardous Substance Conditions or to the Financing Contingency. Unless the Parties mutually instruct otherwise, if the time periods for the satisfaction of contingencies or for Seller’s and Buyer’s elections would expire on a date after the Expected Closing Date, the Expected Closing Date shall be deemed extended for 3 business days following the expiration of: (a) the applicable contingency period(s), (b) the period within which the Seller may elect to cure the Disapproved Item, or (c) if Seller elects not to cure, the period within which Buyer may elect to proceed with this transaction, whichever is later.

9.4 Buyer understands and agrees that until such time as all Buyer’s Contingencies have been satisfied or waived, Seller and/or its agents may solicit, entertain and/or accept back-up offers to purchase the Property.

9.5 The Parties acknowledge that extensive local, state and Federal legislation establish broad liability upon owners and/or users of real property for the investigation and remediation of Hazardous Substances. The determination of the existence of a Hazardous Substance Condition and the evaluation of the impact of such a condition are highly technical and beyond the expertise of Brokers. The Parties acknowledge that they have been advised by Brokers to consult their own technical and legal experts with respect to the possible presence of Hazardous Substances on the Property or adjoining properties, and Buyer and Seller are not relying upon any investigation by or statement of Brokers with respect thereto. The Parties hereby assume all responsibility for the impact of such Hazardous Substances upon their respective interests herein.

10. Documents Required at or Before Closing:

10.1 Five days prior to the Closing date Escrow Holder shall obtain an updated Title Commitment concerning the Property from the Title Company and provide copies thereof to each of the Parties.

10.2 Seller shall deliver to Escrow Holder in time for delivery to Buyer at the Closing:

(a) Grant or general warranty deed, duly executed and in recordable form, conveying fee title to the Property to Buyer.

(b) If applicable, the Beneficiary Statements concerning Existing Note(s).

(c) If applicable, the Existing Leases and Other Agreements together with duly executed assignments thereof by Seller and Buyer. The assignment of Existing Leases shall be on the most recent Assignment and Assumption of Lessor’s Interest in Lease form published by the AIR or its equivalent.

(d) If applicable, Estoppel Certificates executed by Seller and/or the tenant(s) of the Property.

(e) An affidavit executed by Seller to the effect that Seller is not a “foreign person” within the meaning of Internal Revenue Code Section 1445 or successor statutes. If Seller does not provide such affidavit in form reasonably satisfactory to Buyer at least 3 business days prior to the Closing, Escrow Holder shall at the Closing deduct from Seller’s proceeds and remit to the Internal Revenue Service such sum as is required by applicable Federal law with respect to purchases from foreign sellers.

(f) If the Property is located in California, an affidavit executed by Seller to the effect that Seller is not a “nonresident” within the meaning of California Revenue and Tax Code Section 18662 or successor statutes. If Seller does not provide such affidavit in form reasonably satisfactory to Buyer at least 3 business days prior to the Closing, Escrow Holder shall at the Closing deduct from Seller’s proceeds and remit to the Franchise Tax Board such sum as is required by such statute.

(g) If applicable, a bill of sale, duly executed, conveying title to any included personal property to Buyer.

(h) If the Seller is a corporation, a duly executed corporate resolution authorizing the execution of this Agreement and the sale of the Property.

10.3 Buyer shall deliver to Seller through Escrow:

(a) The cash portion of the Purchase Price and such additional sums as are required of Buyer under this Agreement shall be deposited by Buyer with Escrow Holder, by federal funds wire transfer, or any other method acceptable to Escrow Holder in immediately collectable funds, no later than 2:00 P.M. on the business day prior to the Expected Closing Date.

(b) If a Purchase Money Note and Purchase Money Deed of Trust are called for by this Agreement, the duly executed originals of those documents, the Purchase Money Deed of Trust being in recordable form, together with evidence of fire insurance on the improvements in the amount of the full replacement cost naming Seller as a mortgage loss payee, and a real estate tax service contract (at Buyer’s expense), assuring Seller of notice of the status of payment of real property taxes during the life of the Purchase Money Note.

(c) The Assignment and Assumption of Lessor’s Interest in Lease form specified in paragraph 10.2(c) above, duly executed by Buyer, if applicable.

(d) Assumptions duly executed by Buyer of the obligations of Seller that accrue after Closing under any Other Agreements.

(e) If applicable, a written assumption duly executed by Buyer of the loan documents with respect to Existing Notes.

(f) If the Buyer is a corporation, a duly executed corporate resolution authorizing the execution of this Agreement and the purchase of the Property.

10.4 At Closing, Escrow Holder shall cause to be issued to Buyer a standard coverage (or ALTA extended, if elected pursuant to 9.1(g)) owner’s form policy of title insurance effective as of the Closing, issued by the Title Company in the full amount of the Purchase Price, insuring title to the Property vested in Buyer, subject only to the exceptions approved by Buyer. In the event there is a Purchase Money Deed of Trust in this transaction, the policy of title insurance shall be a joint protection policy insuring both Buyer and Seller.

IMPORTANT: IN A PURCHASE OR EXCHANGE OF REAL PROPERTY, IT MAY BE ADVISABLE TO OBTAIN TITLE INSURANCE IN CONNECTION WITH THE CLOSE OF ESCROW SINCE THERE MAY BE PRIOR RECORDED LIENS AND ENCUMBRANCES WHICH AFFECT YOUR INTEREST IN THE PROPERTY BEING ACQUIRED. A NEW POLICY OF TITLE INSURANCE SHOULD BE OBTAINED IN ORDER TO ENSURE YOUR INTEREST IN THE PROPERTY THAT YOU ARE ACQUIRING.

11. Prorations and Adjustments.

11.1 Taxes. Applicable real property taxes and special assessment bonds shall be prorated through Escrow as of the date of the Closing, based upon the latest tax bill available. The Parties agree to prorate as of the Closing any taxes assessed against the Property by supplemental bill levied by

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reason of events occurring prior to the Closing. Payment of the prorated amount shall be made promptly in cash upon receipt of a copy of any supplemental bill.

11.2 Insurance. WARNING: Any insurance which Seller may have maintained will terminate on the Closing. Buyer is advised to obtain appropriate insurance to cover the Property.

11.3 Rentals, Interest and Expenses. Scheduled rentals, interest on Existing Notes, utilities, and operating expenses shall be prorated as of the date of Closing. The Parties agree to promptly adjust between themselves outside of Escrow any rents received after the Closing.

11.4 Security Deposit. Security Deposits held by Seller shall be given to Buyer as a credit to the cash required of Buyer at the Closing.

11.5 Post Closing Matters. Any item to be prorated that is not determined or determinable at the Closing shall be promptly adjusted by the Parties by appropriate cash payment outside of the Escrow when the amount due is determined.

11.6 Variations in Existing Note Balances. In the event that Buyer is purchasing the Property subject to an Existing Deed of Trust(s), and in the event that a Beneficiary Statement as to the applicable Existing Note(s) discloses that the unpaid principal balance of such Existing Note(s) at the closing will be more or less than the amount set forth in paragraph 3.1(c) hereof (“Existing Note Variation”), then the Purchase Money Note(s) shall be reduced or increased by an amount equal to such Existing Note Variation. If there is to be no Purchase Money Note, the cash required at the Closing per paragraph 3.1(a) shall be reduced or increased by the amount of such Existing Note Variation.

11.7 Variations in New Loan Balance. In the event Buyer is obtaining a New Loan and the amount ultimately obtained exceeds the amount set forth in paragraph 5.1, then the amount of the Purchase Money Note, if any, shall be reduced by the amount of such excess.

11.8 Owner’s Association Fees. Escrow Holder shall: (i) bring Seller’s account with the association current and pay any delinquencies or transfer fees from Seller’s proceeds, and (ii) pay any up front fees required by the association from Buyer’s funds.

12. Representations and Warranties of Seller and Disclaimers.

12.1 Seller’s warranties and representations shall survive the Closing and delivery of the deed for a period of 3 years, and, are true, material and relied upon by Buyer and Brokers in all respects. Seller hereby makes the following warranties and representations to Buyer and Brokers:

(a) Authority of Seller. Seller is the owner of the Property and/or has the full right, power and authority to sell, convey and transfer the Property to Buyer as provided herein, and to perform Seller’s obligations hereunder.

(b) Maintenance During Escrow and Equipment Condition At Closing. Except as otherwise provided in paragraph 9.1(m) hereof, Seller shall maintain the Property until the Closing in its present condition, ordinary wear and tear excepted.

(c) Hazardous Substances/Storage Tanks. Seller has no knowledge, except as otherwise disclosed to Buyer in writing, of the existence or prior existence on the Property of any Hazardous Substance, nor of the existence or prior existence of any above or below ground storage tank.

(d) Compliance. Seller has no knowledge of any aspect or condition of the Property which violates applicable laws, rules, regulations, codes or covenants, conditions or restrictions, or of improvements or alterations made to the Property without a permit where one was required, or of any unfulfilled order or directive of any applicable governmental agency or casualty insurance company requiring any investigation, remediation, repair, maintenance or improvement be performed on the Property.

(e) Changes in Agreements. Prior to the Closing, Seller will not violate or modify any Existing Lease or Other Agreement, or create any new leases or other agreements affecting the Property, without Buyer’s written approval, which approval will not be unreasonably withheld.

(f) Possessory Rights. Seller has no knowledge that anyone will, at the Closing, have any right to possession of the Property, except as disclosed by this Agreement or otherwise in writing to Buyer.

(g) Mechanics’ Liens. There are no unsatisfied mechanics’ or materialmens’ lien rights concerning the Property.

(h) Actions, Suits or Proceedings. Seller has no knowledge of any actions, suits or proceedings pending or threatened before any commission, board, bureau, agency, arbitrator, court or tribunal that would affect the Property or the right to occupy or utilize same.

(i) Notice of Changes. Seller will promptly notify Buyer and Brokers in writing of any Material Change (see paragraph 9.1(n)) affecting the Property that becomes known to Seller prior to the Closing.

(j) No Tenant Bankruptcy Proceedings. Seller has no notice or knowledge that any tenant of the Property is the subject of a bankruptcy or insolvency proceeding.

(k) No Seller Bankruptcy Proceedings. Seller is not the subject of a bankruptcy, insolvency or probate proceeding.

(l) Personal Property. Seller has no knowledge that anyone will, at the Closing, have any right to possession of any personal property included in the Purchase Price nor knowledge of any liens or encumbrances affecting such personal property, except as disclosed by this Agreement or otherwise in writing to Buyer.

12.2 Buyer hereby acknowledges that, except as otherwise stated in this Agreement, Buyer is purchasing the Property in its existing condition and will, by the time called for herein, make or have waived all inspections of the Property Buyer believes are necessary to protect its own interest in, and its contemplated use of, the Property. The Parties acknowledge that, except as otherwise stated in this Agreement, no representations, inducements, promises, agreements, assurances, oral or written, concerning the Property, or any aspect of the occupational safety and health laws, Hazardous Substance laws, or any other act, ordinance or law, have been made by either Party or Brokers, or relied upon by either Party hereto. Buyer further acknowledges that it is a current tenant in the Property.

12.3 In the event that Buyer learns that a Seller representation or warranty might be untrue prior to the Closing, and Buyer elects to purchase the Property anyway then, and in that event, Buyer waives any right that it may have to bring an action or proceeding against Seller or Brokers regarding said representation or warranty.

12.4 Any environmental reports, soils reports, surveys, and other similar documents which were prepared by third party consultants and provided to Buyer by Seller or Seller’s representatives, have been delivered as an accommodation to Buyer and without any representation or warranty as to the sufficiency, accuracy, completeness, and/or validity of said documents, all of which Buyer relies on at its own risk. Seller believes said documents to be accurate, but Buyer is advised to retain appropriate consultants to review said documents and investigate the Property.

13. Possession.

Possession of the Property shall be given to Buyer at the Closing subject to the rights of tenants under Existing Leases, if applicable.

14. Buyer’s Entry.

At any time during the Escrow period, Buyer, and its agents and representatives, shall have the right at reasonable times and subject to rights of tenants, to enter upon the Property for the purpose of making inspections and tests specified in this Agreement. No destructive testing shall be conducted, however, without Seller’s prior approval which shall not be unreasonably withheld. Following any such entry or work, unless otherwise directed in writing by Seller, Buyer shall return the Property to the condition it was in prior to such entry or work, including the recompaction or removal of any disrupted soil or material as Seller may reasonably direct. All such inspections and tests and any other work conducted or materials furnished with respect to the Property by or for Buyer shall be paid for by Buyer as and when due and Buyer shall indemnify, defend, protect and hold harmless Seller and the Property of and from any and all claims, liabilities, losses, expenses (including reasonable attorneys’ fees), damages, including those for injury to person or property, arising out of or relating to any such work or materials or the acts or omissions of Buyer, its agents or employees in connection therewith.

15. Further Documents and Assurances.

The Parties shall each, diligently and in good faith, undertake all actions and procedures reasonably required to place the Escrow in condition for Closing as and when required by this Agreement. The Parties agree to provide all further information, and to execute and deliver all further documents, reasonably required by Escrow Holder or the Title Company.

16. Attorneys’ Fees.

If any Party or Broker brings an action or proceeding (including arbitration) involving the Property whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred.

17. Prior Agreements/Amendments.

17.1 This Agreement supersedes any and all prior agreements between Seller and Buyer regarding the Property.

17.2 Amendments to this Agreement are effective only if made in writing and executed by Buyer and Seller.

18. Broker’s Rights. N/A

~~18.1 If this sale is not consummated due to the default of either the Buyer or Seller, the defaulting Party shall be liable to and shall pay to Brokers the Brokerage Fee that Brokers would have received had the sale been consummated. If Buyer is the defaulting party, payment of said Brokerage Fee is in addition to any obligation with respect to liquidated or other damages.~~

~~18.2 Upon the Closing, Brokers are authorized to publicize the facts of this transaction.~~

19. Notices.

19.1 Whenever any Party, Escrow Holder or Brokers herein shall desire to give or serve any notice, demand, request, approval, disapproval or

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other communication, each such communication shall be in writing and shall be delivered personally, by messenger or by mail, postage prepaid, to the address set forth in this Agreement or by facsimile transmission.

19.2 Service of any such communication shall be deemed made on the date of actual receipt if personally delivered. Any such communication sent by regular mail shall be deemed given 48 hours after the same is mailed. Communications sent by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed delivered 24 hours after delivery of the same to the Postal Service or courier. Communications transmitted by facsimile transmission shall be deemed delivered upon telephonic confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If such communication is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

19.3 Any Party or Broker hereto may from time to time, by notice in writing, designate a different address to which, or a different person or additional persons to whom, all communications are thereafter to be made.

~~20. Duration of Offer.~~

~~20.1 If this offer is not accepted by Seller on or before 5:00 P.M. according to the time standard applicable to the city of         Newport Beach                                                              on the date of April 1, 2010                                                                              it shall be deemed automatically revoked.~~

20.2 The acceptance of this offer, or of any subsequent counteroffer hereto, that creates an agreement between the Parties as described in paragraph 1.2, shall be deemed made upon delivery to the other Party or either Broker herein of a duly executed writing unconditionally accepting the last outstanding offer or counteroffer.

21. LIQUIDATED DAMAGES. (This Liquidated Damages paragraph is applicable only if initialed by both Parties).

THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX, PRIOR TO SIGNING THIS AGREEMENT, THE ACTUAL DAMAGES WHICH WOULD BE SUFFERED BY SELLER IF BUYER FAILS TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT. THEREFORE, IF, AFTER THE SATISFACTION OR WAIVER OF ALL CONTINGENCIES PROVIDED FOR THE BUYER’S BENEFIT, BUYER BREACHES THIS AGREEMENT, SELLER SHALL BE ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000). UPON PAYMENT OF SAID SUM TO SELLER, BUYER SHALL BE RELEASED FROM ANY FURTHER LIABILITY TO SELLER, AND ANY ESCROW CANCELLATION FEES AND TITLE COMPANY CHARGES SHALL BE PAID BY SELLER.

Buyer Initials	Seller Initials

22. ARBITRATION OF DISPUTES. (This Arbitration of Disputes paragraph is applicable only if initialed by both Parties.)

22.1 ANY CONTROVERSY AS TO WHETHER SELLER IS ENTITLED TO THE LIQUIDATED DAMAGES AND/OR BUYER IS ENTITLED TO THE RETURN OF DEPOSIT MONEY, SHALL BE DETERMINED BY BINDING ARBITRATION BY, AND UNDER THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION (“COMMERCIAL RULES”). ARBITRATION HEARINGS SHALL BE HELD IN THE COUNTY WHERE THE PROPERTY IS LOCATED. ANY SUCH CONTROVERSY SHALL BE ARBITRATED BY 3 ARBITRATORS WHO SHALL BE IMPARTIAL REAL ESTATE BROKERS WITH AT LEAST 5 YEARS OF FULL TIME EXPERIENCE IN BOTH THE AREA WHERE THE PROPERTY IS LOCATED AND THE TYPE OF REAL ESTATE THAT IS THE SUBJECT OF THIS AGREEMENT. THEY SHALL BE APPOINTED UNDER THE COMMERCIAL RULES. THE ARBITRATORS SHALL HEAR AND DETERMINE SAID CONTROVERSY IN ACCORDANCE WITH APPLICABLE LAW, THE INTENTION OF THE PARTIES AS EXPRESSED IN THIS AGREEMENT AND ANY AMENDMENTS THERETO, AND UPON THE EVIDENCE PRODUCED AT AN ARBITRATION HEARING. PRE-ARBITRATION DISCOVERY SHALL BE PERMITTED IN ACCORDANCE WITH THE COMMERCIAL RULES OR STATE LAW APPLICABLE TO ARBITRATION PROCEEDINGS. THE AWARD SHALL BE EXECUTED BY AT LEAST 2 OF THE 3 ARBITRATORS, BE RENDERED WITHIN 30 DAYS AFTER THE CONCLUSION OF THE HEARING, AND MAY INCLUDE ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY PER PARAGRAPH 16 HEREOF. JUDGMENT MAY BE ENTERED ON THE AWARD IN ANY COURT OF COMPETENT JURISDICTION NOTWITHSTANDING THE FAILURE OF A PARTY DULY NOTIFIED OF THE ARBITRATION HEARING TO APPEAR THEREAT.

22.2 BUYER’S RESORT TO OR PARTICIPATION IN SUCH ARBITRATION PROCEEDINGS SHALL NOT BAR SUIT IN A COURT OF COMPETENT JURISDICTION BY THE BUYER FOR DAMAGES AND/OR SPECIFIC PERFORMANCE UNLESS AND UNTIL THE ARBITRATION RESULTS IN AN AWARD TO THE SELLER OF LIQUIDATED DAMAGES, IN WHICH EVENT SUCH AWARD SHALL ACT AS A BAR AGAINST ANY ACTION BY BUYER FOR DAMAGES AND/OR SPECIFIC PERFORMANCE.

22.3 NOTICE: BY INITIALINGIN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

Buyer Initials	Seller Initials

23. Miscellaneous.

23.1 Binding Effect. This Agreement shall be binding on the Parties without regard to whether or not paragraphs 21 and 22 are initialed by both of the Parties. Paragraphs 21 and 22 are each incorporated into this Agreement only if initialed by both Parties at the time that the Agreement is executed.

23.2 Applicable Law. This Agreement shall be governed by, and paragraph 22.3 is amended to refer to, the laws of the state in which the Property is located.

23.3 Time of Essence. Time is of the essence of this Agreement.

23.4 Counterparts. This Agreement may be executed by Buyer and Seller in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Escrow Holder, after verifying that the counterparts are identical except for the signatures, is authorized and instructed to combine the signed signature pages on one of the counterparts, which shall then constitute the Agreement.

23.5 Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

23.6 Conflict. Any conflict between the printed provisions of this Agreement and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

23.7 1031 Exchange. Both Seller and Buyer agree to cooperate with each other in the event that either or both wish to participate in a 1031 exchange. Any party initiating an exchange shall bear all costs of such exchange.

23.8 Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Agreement shall mean and refer to calendar days.

24. Disclosures Regarding The Nature of a Real Estate Agency Relationship. N/A

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~~24.1 The Parties and Brokers agree that their relationship(s) shall be governed by the principles set forth in the applicable sections of the California Civil Code, as summarized in paragraph 24.2.~~

~~24.2 When entering into a discussion with a real estate agent regarding a real estate transaction, a Buyer or Seller should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Buyer and Seller acknowledge being advised by the Brokers in this transaction, as follows:~~

~~(a) Seller’s Agent. A Seller’s agent under a listing agreement with the Seller acts as the agent for the Seller only. A Seller’s agent or subagent has the following affirmative obligations: (1) To the Seller: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Seller. (2) To the Buyer and the Seller: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.~~

~~(b) Buyer’s Agent. A selling agent can, with a Buyer’s consent, agree to act as agent for the Buyer only. In these situations, the agent is not the Seller’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Seller. An agent acting only for a Buyer has the following affirmative obligations. (1) To the Buyer: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Buyer. (2) To the Buyer and the Seller: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.~~

~~(c) Agent Representing Both Seller and Buyer. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Seller and the Buyer in a transaction, but only with the knowledge and consent of both the Seller and the Buyer. (1) In a dual agency situation, the agent has the following affirmative obligations to both the Seller and the Buyer: a. A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Seller or the Buyer. b. Other duties to the Seller and the Buyer as stated above in their respective sections (a) or (b) of this paragraph 24.2. (2) In representing both Seller and Buyer, the agent may not without the express permission of the respective Party, disclose to the other Party that the Seller will accept a price less than the listing price or that the Buyer will pay a price greater than the price offered. (3) The above duties of the agent in a real estate transaction do not relieve a Seller or Buyer from the responsibility to protect their own interests. Buyer and Seller should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advice about real estate. If legal or tax advice is desired, consult a competent professional.~~

~~(d) Further Disclosures. Throughout this transaction Buyer and Seller may receive more than one disclosure, depending upon the number of agents assisting in the transaction. Buyer and Seller should each read its contents each time it is presented, considering the relationship between them and the real estate agent in this transaction and that disclosure. Brokers have no responsibility with respect to any default or breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this transaction may be brought against Broker more than one year after the Date of Agreement and that the liability (including court costs and attorneys’ fees), of any Broker with respect to any breach of duty, error or omission relating to this Agreement shall not exceed the fee received by such Broker pursuant to this Agreement; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.~~

~~24.3 Confidential Information: Buyer and Seller agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.~~

25. Construction of Agreement. In construing this Agreement, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Agreement. Whenever required by the context, the singular shall include the plural and vice versa. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Agreement shall mean and refer to calendar days. This Agreement shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

26 Additional Provisions:

Additional provisions of this offer, if any, are as follows or are attached hereto ~~by an addendum consisting of paragraphs                          through~~                         . (If there are no additional provisions write “NONE”.)

26 (a) Notwithstanding anything to the contrary herein, in the event Buyer provides written notice within ten (10) days after the effective date of Buyer’s initial public offering of stock (“IPO”), the Closing Date shall occur on or before the date that is sixty (60) days following such notice. In the event Buyer does not provide written notice of the initial public offering, the Closing Date shall be on or before April 30, 2010.

26 (b) The Purchase Price includes a reimbursement to Buyer of the initial allowance of the sum of $100,000 as further described in that certain Standard Industrial/Commercial Single-Tenant Lease — Net, dated February 9, 2009. Seller shall have no obligations to finance any portion of the Purchase Price.

26 (c) Buyer accepts the Property in it’s “AS-IS, WHERE-IS, WITH ALL FAULTS” condition without any representation or warranty by Seller surviving the close of escrow, except for such representations and warranties as contained in this Agreement. Notwithstanding anything contained in this Paragraph 26(c), Seller agrees to provide Buyer with all Property reports in its possession and disclose fully all Property information at the time of purchase.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS AGREEMENT OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS AGREEMENT.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PROPERTY. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE INTEGRITY AND CONDITION OF ANY STRUCTURES AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PROPERTY FOR BUYER’S INTENDED USE.

WARNING: IF THE PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THIS AGREEMENT MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

NOTE:

1. THIS FORM IS NOT FOR USE IN CONNECTION WITH THE SALE OF RESIDENTIAL PROPERTY.

2. IF THE BUYER IS A CORPORATION, IT IS RECOMMENDED THAT THIS AGREEMENT BE SIGNED BY TWO CORPORATE OFFICERS.

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The undersigned Buyer offers and agrees to buy the Property on the terms and conditions stated and acknowledges receipt of a copy hereof.

BROKER:		BUYER:

AUTOGENOMICS, INC.
a Delaware corporation

Attn:		By:	/s/ Saeed Kureshy
Title:		Date:	Feb 9th, 2009
Address:		Name Printed:	SAEED KURESHY
		Title:	V.P. OPERATIONS
Telephone:	( )	Telephone:	( )
Facsimile:	( )	Facsimile:	( )
Email:
Federal ID No.		By:
Date:
Name Printed:
Title:
Address:

		Telephone:	( )
		Facsimile:	( )
Email:
Federal ID No.

27. Acceptance.

27.1 Seller accepts the foregoing offer to purchase the Property and hereby agrees to sell the Property to Buyer on the terms and conditions therein specified.

27.2 Seller acknowledges that Brokers have been retained to locate a Buyer and are the procuring cause of the purchase and sale of the Property set forth in this Agreement. In consideration of real estate brokerage service rendered by Brokers, Seller agrees to pay Brokers a real estate Brokerage Fee in a sum equal to                 % of the Purchase Price to be divided equally between Seller’s Broker and Buyer’s Broker. This Agreement shall serve as an irrevocable instruction to Escrow Holder to pay such Brokerage Fee to Brokers out of the proceeds accruing to the account of Seller at the Closing.

27.3 Seller acknowledges receipt of a copy hereof and authorizes Brokers to deliver a signed copy to Buyer.

NOTE: A PROPERTY INFORMATION SHEET IS REQUIRED TO BE DELIVERED TO BUYER BY SELLER UNDER THIS AGREEMENT.

BROKER:		SELLER:

PCCP DJ ORTHO, LLC,
a Delaware limited liability company
By: PRES-OAKRIDGE BUSINESS PARK L.P.,
a California limited partnership,
Attn:		its Co-Managing Member
Title:		By: PRES-VISTA LLC, a California limited
Address:		liability company, its General Partner

Telephone:	( )
Facsimile:	( )	By:	For Exhibit Purposes Only
Email:		Date:
Federal ID No.:		Name Printed:	John W. Fitzgibbon
		Title:	Co-Managing Member
		Telephone:	(949) 261-7737
		Facsimile:	(949) 442-1925

By:
Date:
Name Printed:
Title:
Address:

		Telephone:	( )
		Facsimile:	( )
Email:
Federal ID No.:

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©2003 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM OF A-7-6/07E

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

© Copyright 2003 By AIR Commercial Real Estate Association.

All rights reserved.

No part of these works may be reproduced in any form without permission in writing.

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EXHIBIT D

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”), dated this      day of                     , between AUTOGENOMICS, INC., a Delaware corporation (“Tenant”), and

                                                                                                                                 (“Mortgagee”), having its principal place of business at                                                                                                                                                        .

R E C I T A L S:

A.	Tenant is the lessee under that certain lease executed between Tenant and PCCP DJ ORTHO, LLC, a Delaware limited liability company (“Landlord”), dated (the lease and all amendments thereto are hereinafter referred to as the “Lease”), covering all or a portion of property legally described in Schedule I attached hereto and made a part hereof (the “Property”).

B.	Mortgagee is making a loan (the “Loan”) to Landlord which is secured, in part, by the lien of a mortgage or deed of trust executed and delivered by Landlord to Mortgagee encumbering the Property (the “Mortgage”).

C.	As a condition to making the Loan, Mortgagee requires that Tenant enter into this subordination, non-disturbance and attornment agreement.

NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	The Lease and all terms thereof, including, without limitation, any options to purchase, rights of first refusal, and any similar rights, are and shall be subject and subordinate to the Mortgage, and to all amendments, modifications, replacements and extensions thereof, to the full extent of the principal, interest, fees, expenses and all other amounts secured thereby.

2.	In the event Mortgagee elects to foreclose the Mortgage, Mortgagee will not join Tenant in summary or foreclosure proceedings as long as Tenant has not amended the Lease without Mortgagee’s prior written consent and is not in default under the Lease.

3.	In the event that Mortgagee shall succeed to the interest of Landlord under the Lease and there exists no default by Tenant under the Lease and Tenant has not amended the Lease without Mortgagee’s prior written consent, Mortgagee agrees not to disturb or otherwise interfere with Tenant’s possession of the leased premises for the unexpired term of the Lease, provided that Mortgagee shall not be:

(a)	liable for any act or omission of Landlord or any prior landlord under the Lease;

(b)	subject to any offsets or defenses which Tenant might have against Landlord or any prior landlord;

(c)	bound by any rent or additional rent which Tenant might have paid for more than the current month to Landlord or any prior landlord;

(d)	bound by any amendment or modification of the Lease made without Mortgagee’s prior written consent; or

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(e)	liable for any security deposit Tenant might have paid to Landlord or any prior landlord, except to the extent Mortgagee has actually received said security deposit.

4.	Upon Mortgagee’s succeeding to Landlord’s interest under the Lease, Tenant covenants and agrees to attorn to Mortgagee or a purchaser at a foreclosure or trustee’s sale, to recognize such successor landlord as Tenant’s landlord under the Lease, and to be bound by and perform all of the obligations an conditions imposed upon Tenant by the Lease. If requested by Mortgagee or any subsequent owner, Tenant shall execute a new lease with Mortgagee, for a term equal to the remaining term of the Lease and otherwise containing the same provisions and covenants of the Lease.

5.	Prior to terminating the Lease due to a default by Landlord thereunder, Tenant agrees to notify Mortgagee of such default and give Mortgagee the opportunity to cure such default within thirty (30) days of Mortgagee’s receipt of such notice (or, if such default cannot reasonably be cured within such thirty (30) day period, Mortgagee shall have such longer time as may be necessary to cure the default; provided that Mortgagee commences the cure within such period and diligently pursues the cure thereafter).

6.	This Agreement shall be binding upon and inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto.

7.	This Agreement can be modified only in writing duly executed by both parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

LESSEE:

AUTOGENOMICS, INC., a Delaware corporation

EXHIBIT – DO NOT SIGN

By:

Its:

MORTGAGEE:

EXHIBIT – DO NOT SIGN

BY:

ITS:

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